Exhibit 4.2

EXECUTION VERSION

READYCAP HOLDINGS, LLC

Issuer

SUTHERLAND ASSET MANAGEMENT CORPORATION

SUTHERLAND PARTNERS, L.P.

SUTHERLAND ASSET I, LLC

READYCAP COMMERCIAL, LLC

Guarantors

and

U.S. BANK NATIONAL ASSOCIATION

Trustee and Collateral Agent

First Supplemental Indenture

Dated as of February 13, 2017

to the Indenture

Dated as of February 13, 2017

7.50% Senior Secured Notes Due 2022

Table of Contents

		Page
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Scope of Supplemental Indenture	2
Section 1.02.	Definitions	2

ARTICLE 2

THE SECURITIES

Section 2.01.	Title and Terms; Payments	26
Section 2.02.	Forms	27
Section 2.03.	Transfer Restrictions; Transfer and Exchange; Restrictive Legend	29
Section 2.04.	Payments on the Notes	34

ARTICLE 3

REDEMPTIONS AND REPURCHASES

Section 3.01.	Optional Redemption	35
Section 3.02.	Change of Control Repurchase	37
Section 3.03.	Covenant To Comply with Applicable Laws upon Repurchase of Notes	39

ARTICLE 4

ADDITIONAL COVENANTS

Section 4.01.	Limitation on Incurrence of Additional Indebtedness	40
Section 4.02.	Maintenance of Parent’s Consolidated Recourse Indebtedness to Equity Ratio	40
Section 4.03.	Maintenance of Parent’s Consolidated Indebtedness to Equity Ratio	40
Section 4.04.	Maintenance of Parent’s Stockholders’ Equity	40
Section 4.05.	Maintenance of Parent’s Consolidated Unencumbered Assets	41
Section 4.06.	Maintenance of Collateral Value	41
Section 4.07.	Reporting Obligations for Maintenance Covenants	42
Section 4.08.	Cure Right for Maintenance Covenants	42
Section 4.09.	Limitation on Restricted Payments	43

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-ii-

Section 8.08.	Ratification of Base Indenture	64
Section 8.09.	Recitals not made by the Trustee and the Collateral Agent	64

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FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 13, 2017, among ReadyCap Holdings, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Company”), Sutherland Asset Management Corporation, Sutherland Partners, L.P., Sutherland Asset I, LLC and ReadyCap Commercial, LLC (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and as Collateral Agent (as defined herein) to the Indenture dated as of February 13, 2017, among the Company, the Guarantors and the Trustee (the “Base Indenture”).

RECITALS

WHEREAS, the Company and the Guarantors executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s secured and unsecured Securities (as defined in the Base Indenture), in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 901(7) of the Base Indenture provides for the Company, the Guarantor and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 301 of the Base Indenture;

WHEREAS, the respective Board of Directors of the Company and the Guarantors have duly adopted resolutions authorizing the Company and the Guarantors, respectively, to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 7.50% Senior Secured Notes Due 2022 (the “Notes”), the form and substance of which are to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, each of the Guarantors has authorized its Guarantee of the Notes, the terms of which is to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid agreement of each of the Company and the Guarantors in accordance with its terms, (ii) the Notes, when duly executed by the Company and duly authenticated and delivered by the Trustee in accordance with the Base Indenture and this Supplemental Indenture, the valid obligations of the Company, and (iii) each Guarantee of the Notes, when the Notes have been duly executed by the Company and duly authenticated and delivered by the Trustee in accordance with the Base Indenture and this Supplemental Indenture and when this Supplemental Indenture has been duly executed and delivered by each Guarantor, the valid obligation of such Guarantor, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized by each of the Company and the Guarantors in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the Guarantors and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture.  The modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company and the Guarantors with respect to), the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company or the Guarantors with respect to any such other Securities) unless a supplemental indenture with respect to such other Securities specifically incorporates such modifications and supplements.  The provisions of this Supplemental Indenture shall, with respect to the Notes and each Guarantee, supersede any conflicting provisions in the Base Indenture.  Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Notes and each Guarantee and govern the rights of the Holders of the Notes and the obligations of the Company, the Guarantors, the Trustee and the Collateral Agent with respect thereto.

Section 1.02. Definitions.  For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)      the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii)     all words, terms and phrases (including capitalized terms and phrases) defined in the Base Indenture but not otherwise defined in this Supplemental Indenture shall have the same meanings as in the Base Indenture.

“Additional Notes” has the meaning set forth in Section 2.01(c) hereof.

“Applicable Assets” has the meaning set forth in the definition of “Repurchase Agreement” in this Section 1.02.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York, St. Paul,

Minnesota or Chicago, Illinois are authorized or obligated by law, regulation or executive order to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)      with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2)      with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, (d) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and, in either case, maturing within 90 days after the date of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are  rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less  from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds at least 95% of the assets of which satisfy  the  requirements of clauses (a), (b), (c), (d), (e) or (f) of this definition.

“Cash Management Obligations” means obligations of the Parent or any Subsidiary of the Parent in relation to (1) treasury, depository or cash management services,

arrangements or agreements (including, without limitation, credit, debt or other purchase card programs and intercompany cash management services) or any automated clearinghouse (“ACH”) transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, supplier services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs.

“Certificated Note” means a definitive Note that is registered in the name of a Holder other than the Depositary or its nominee.

“Change of Control” means:

(1)      any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than the Parent or any of its Subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of Voting Stock of the Parent representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Parent on a fully diluted basis;

(2)      the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the properties and assets of the Parent and its Subsidiaries taken as a whole to any Person (other than the Parent and/or one or more Subsidiaries of the Parent);

(3)      the Parent Guarantors cease to own, directly or indirectly, all of the outstanding Voting Stock of the Company on a fully diluted basis; or

(4)      the adoption of any plan relating to the liquidation or dissolution of the Company or the Parent.

Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) the Parent becomes a direct or indirect Wholly-Owned Subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Parent immediately prior to that transaction or (B) immediately following that transaction, no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity.

“Change of Control Repurchase Date” has the meaning specified in Section 3.02(b) hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, S.A., or any successor.

“Collateral” has the meaning specified in the Security Agreement, and all references to “Collateral” in the Base Indenture shall, with respect to the Notes, be deemed to have such meaning.

“Collateral Agent”  has the meaning specified in Section 6.01(b) hereof.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities or to otherwise manage commodity prices or the risk of fluctuations in commodity prices.

“Consolidated Indebtedness” means, with respect to any Person and as of any determination date, the aggregate of the Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that, notwithstanding anything to the contrary contained herein, for purposes of determining compliance with Section 4.01 hereof, Consolidated Indebtedness shall not include any Permitted Indebtedness.

“Consolidated Indebtedness to Equity Ratio” means:

(a)      in the case of Section 4.03 hereof, with respect to the Parent and as of any Reporting Date, the ratio of the Parent’s Consolidated Indebtedness to the Parent’s Stockholders’ Equity, in each case as of such Reporting Date; and

(b)      in any other case (including, but not limited to, for the purposes of Section 4.01 hereof), with respect to any Person and as of any determination date (the “Consolidated Indebtedness to Equity Ratio Calculation Date”), the ratio of the Consolidated Indebtedness of such Person to the Stockholders’ Equity of such Person, in each case as of the last day of such Person’s most recent fiscal quarter ending on or prior to the Consolidated Indebtedness to Equity Ratio Calculation Date for which internal consolidated financial statements are available; provided, however, that: (i) if such Person or any of its Subsidiaries incurs, redeems, defeases, retires or extinguishes any Indebtedness subsequent to such last day but on or prior to the Consolidated Indebtedness to Equity Ratio Calculation Date, then the Consolidated Indebtedness to Equity Ratio shall be calculated giving pro forma effect to such incurrence, redemption, defeasance, retirement or extinguishment of Indebtedness as if the same had occurred prior to such last day, except that the pro forma calculation shall not give effect to any Permitted Indebtedness; (ii) any Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations that have been made by such Person or any of its Subsidiaries subsequent to such last day but on or prior to the Consolidated Indebtedness to Equity Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations had occurred prior to such last day; and (iii) whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made by the Parent in good faith.

“Consolidated Recourse Indebtedness” means, with respect to any Person and as of any determination date, the aggregate of the Recourse Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that, notwithstanding anything to the contrary contained herein, for purposes of determining compliance with Section 4.01 hereof, Consolidated Recourse Indebtedness shall not include any Permitted Indebtedness.

“Consolidated Recourse Indebtedness to Equity Ratio” means:

(a)      in the case of Section 4.02 hereof, with respect to the Parent and as of any Reporting Date, the ratio of the Parent’s Consolidated Recourse Indebtedness to the Parent’s Stockholders’ Equity, in each case as of such Reporting Date; and

(b)      in any other case (including, but not limited to, for the purposes of Section 4.01 hereof), with respect to any Person and as of any determination date (the “Consolidated Recourse Indebtedness to Equity Ratio Calculation Date”), the ratio of the Consolidated Recourse Indebtedness of such Person to the Stockholders’ Equity of such Person, in each case as of the last day of such Person’s most recent fiscal quarter ending on or prior to the Consolidated Recourse Indebtedness to Equity Ratio Calculation Date for which internal consolidated financial statements are available; provided, however, that: (i) if such Person or any of its Subsidiaries incurs, redeems, defeases, retires or extinguishes any Indebtedness subsequent to such last day but on or prior to the  Consolidated Recourse Indebtedness to Equity Ratio Calculation Date, then the Consolidated Recourse Indebtedness to Equity Ratio shall be calculated giving pro forma effect to such incurrence, redemption, defeasance, retirement or extinguishment of Indebtedness as if the same had occurred prior to such last day, except that the pro forma calculation shall not give effect to any Permitted Indebtedness; (ii) any Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations that have been made by such Person or any of its Subsidiaries subsequent to such last day but on or prior to the Consolidated Recourse Indebtedness to Equity Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations had occurred prior to such last day; and (iii) whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made by the Parent in good faith.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Parent, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Parent) with respect to any Indebtedness permitted (or not prohibited) by the Indenture.

“Credit Facilities” means, with respect to the Parent or any Subsidiary of the Parent, any debt, credit, warehousing, securitization or repurchase facilities or agreements (including, without limitation, the Existing Term Loan Agreement, the Existing Credit Facilities, the Existing Repurchase Agreements and any other Repurchase Agreements), commercial paper or overdraft facilities or agreements, indentures, or other instruments and agreements (any or all of which may be outstanding at the same time), in each case with banks or other lenders, financial institutions, brokers, dealers, trustees, agents, buyers, sellers or other Persons, and any notes, bonds, debentures or similar instruments, in each case providing for, evidencing, creating or pursuant to which there may be incurred, issued, evidenced, secured or created revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to banks, lenders, investors or other Persons or to special purpose entities formed to borrow from banks, lenders, investors or other Persons against such receivables), securitizations, letters of credit, sales and repurchases of Investments or other securities or assets, or other Indebtedness, together in each case with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case whether in effect on the Issue Date or entered into or assumed thereafter and in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Cure Right”  has the meaning specified in Section 4.08 hereof.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other agreement or arrangement designed to protect against fluctuations in currency values or otherwise manage currency exchange rates or currency exchange rate risk.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Depositary” means The Depository Trust Company or any successor depositary for the Global Notes.

“Depositor” means any Wholly-Owned Subsidiary of the Parent (other than the Company and ReadyCap Commercial, LLC) that primarily owns loans, Securitization Instruments, mortgage servicing rights, Government Obligations, cash or Cash Equivalents or a combination of such assets.

“Depositor Stock Collateral” means, as of any time, the Capital Stock of any Depositors in respect of which the Collateral Agent has a perfected first-priority Lien (subject to Permitted Liens) securing the Notes and the Guarantees.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(1)      matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)      is redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of such Capital Stock in whole or in part,

in each case on or prior to the earlier of (a) the Stated Maturity Date of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of such Capital Stock which so matures or is mandatorily redeemable or is so exchangeable, redeemable or repurchasable at the option of the holder thereof prior to the earlier of such dates will be deemed to be Disqualified Capital Stock, (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require such Person to redeem, repay, exchange or repurchase such Capital Stock upon the occurrence of a change of control, fundamental change or similar event (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if any such redemption, repayment, exchange or repurchase obligation is subject to compliance by the relevant Person with Section 3.02 hereof, (iii) any options, warrants and contracts (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of Capital Stock, and any securities (other than Capital Stock) convertible into or exchangeable for any shares of Capital Stock, shall not constitute Disqualified Capital Stock, (iv) Capital Stock will not be deemed to be Disqualified Capital Stock as a result of provisions in any stock option plan, restricted stock plan, or other equity incentive plan or any award or agreement issued or entered into thereunder that requires such Person or any of its Subsidiaries, or gives any current or former employee, director or consultant or their heirs, executors, administrators or assigns the right to require such Person or any of its Subsidiaries, to purchase, redeem or otherwise acquire or retire for value or otherwise Capital Stock or any other equity awards (including, without limitation, options, warrants or other rights to purchase or acquire Capital Stock, restricted stock and restricted stock units) issued or issuable under any such plan, award or agreement; and (v) Capital Stock will not constitute Disqualified Capital Stock to the extent that such Person or any of its Subsidiaries has the option of paying for such Capital Stock at maturity, upon mandatory redemption, or upon any redemption, exchange or repurchase at the option of the holder of such Capital Stock, as the case may be, with Capital Stock (other than Disqualified Capital Stock) of such Person or any of its Subsidiaries.

“Distribution Compliance Period”  means, with respect to any Regulation S Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the date of original issuance of such Note or any predecessor Note.

“Egan-Jones” means Egan-Jones Ratings Company and any successor to the credit rating business thereof.

“Euroclear” means Euroclear Bank S.A./N.V., or any successor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Repurchase Agreements” means all Repurchase Agreements to which the Parent or any of its Subsidiaries is a party as of the Issue Date, in each case together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Existing Credit Facilities” means the JPMorgan Loan Agreement and the KeyBank Warehousing Facility Agreement.

“Existing Term Loan Agreement” means the Loan Agreement, dated June 8, 2016, between Sutherland 2016 FCB Grantor Trust, as the borrower, and Florida Community Bank, N.A., as amended, amended and restated or supplemented, if applicable.

“FASB” means the Financial Accounting Standards Board or any successor thereto.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s‑length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Parent in good faith.

“Financial Assets Collateral” means, as of any time, (i) Securitization Instruments, (ii) loans, (iii) mortgage servicing rights, (iv) Government Obligations, (v) cash and (vi) Cash Equivalents, in each case in which the Collateral Agent has a perfected first-priority Lien (subject to Permitted Liens) securing the Notes and the Guarantees.

“Financial Reports” has the meaning specified in Section 4.11(a) hereof.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Option of Holder to Elect Purchase” means the “Form of Option of Holder to Elect Purchase” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Global Note” means a Note in global form that is registered in the name of the Depositary or its nominee, all in accordance with the Indenture and which shall represent the amount of Notes in book-entry form as specified therein.

 “Government-Sponsored Enterprise” means each of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association.

“Guarantee” means, individually, any guarantee of the Notes by a Guarantor pursuant to the terms of the Indenture and, collectively, all such guarantees of the Notes by Guarantors pursuant to the terms of the Indenture, in each case as any such guarantees may be amended or supplemented from time to time.

“Guarantor Security Grantor” means, as of any time, any Guarantor that grants a security interest in any part of the Collateral.

“incur” has the meaning set forth in Section 4.01(a) hereof. The terms “incurred” and “incurring” shall have correlative meanings.

“Indebtedness” means, with respect to any Person, without duplication:

(1)      the principal amount of indebtedness of such Person for borrowed money;

(2)      the principal amount of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)      all Capitalized Lease Obligations of such Person;

(4)      all payment obligations of such Person issued or assumed as the deferred purchase price of property and all payment obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (but, in each case, excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business and any earn-out or similar obligations and also excluding all obligations other than those relating to payment of the purchase price of the applicable property or assets);

(5)      the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except in each case to the extent such obligations relate to trade payables or other accrued liabilities arising in the ordinary course of business);

(6)      Indebtedness of other Persons of the types referred to in clauses (1) through (5) above and clauses (8) and (9) below to the extent (and only to the extent) guaranteed by such referent Person;

(7)      Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such referent Person, the amount of such Indebtedness of such referent Person being deemed to be the lesser of the fair market value of such property or asset and the amount of the Indebtedness of such other Person so secured;

(8)      all net payment obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements of such Person, other than obligations incurred or agreements entered into for hedging purposes; and

(9)      all repurchase obligations (excluding accrued interest or any portion of such obligations representing accrued interest) of such Person under Repurchase Agreements to which it is party other than Repurchase Agreements with respect to which the related Repurchase Agreement Assets are limited to cash, cash equivalents, Government Obligations or Qualified GSE Securities;

provided, however, that, notwithstanding anything to the contrary contained herein, Indebtedness shall not include:

(i)       Intercompany Indebtedness;

(ii)      financings consummated in connection with the acquisition of Government Obligations denominated in U.S. Dollars;

(iii)     any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets;

(iv)     obligations of the Parent or any of its Subsidiaries under Commodity Agreements, Currency Agreements and Interest Rate Agreements incurred or entered into for hedging purposes and not for speculative purposes;

(v)      obligations of the Parent or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(vi)     (x) obligations of the Parent or any of its Subsidiaries in respect of banker’s acceptances, workers’ compensation claims, surety, performance, bid, customs, stay, appeal, tax or similar bonds, security deposits, performance or completion guarantees and payment obligations in connection with self-insurance or similar obligations provided or obtained by the Parent or any of its Subsidiaries in the ordinary course of business and (y) obligations of the Parent or any of its Subsidiaries owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations, taxes or contributions for social security, wages or unemployment, health, disability or other employee benefits, or property, casualty or liability insurance provided to the Parent or any of its Subsidiaries pursuant to reimbursement or indemnification obligations of such Person, in each case incurred in the ordinary course of business;

(vii)     obligations of the Parent or any of its Subsidiaries arising from agreements of the Parent or a Subsidiary of the Parent providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with an investment in or the acquisition or disposition of any business, Investments or other securities or assets of the Parent or a Subsidiary of the Parent or any business, Investments, other securities or assets or Capital Stock of a Subsidiary of the Parent, other than guarantees of obligations incurred by any Person acquiring all or any portion of such business, Investments, assets or Capital Stock for the purpose of financing such acquisition;

(viii)    obligations incurred by the Parent or any Subsidiary of the Parent in connection with (i) insurance premium financing arrangements, (ii) deferred compensation payable to directors, officers, members of management, employees or consultants of the Parent or any Subsidiary of the Parent or of the Manager or any Subsidiary of the Manager, (iii) contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to real property of the Parent or any Subsidiary of the Parent, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (v) obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar arrangements entered into with the seller of a business or any other similar arrangements providing for the deferred payment of the purchase price for an Investment or other securities or assets or any other acquisition;

(ix)      obligations of the Parent or any of its Subsidiaries owed to banks and other financial institutions incurred in the ordinary course of business of the Parent and its Subsidiaries in connection with Cash Management Obligations and other ordinary banking arrangements to provide treasury services or to manage cash balances of the Parent and its Subsidiaries; and

(x)       obligations consisting of promissory notes issued by the Parent or any Subsidiary of the Parent to future, present or former directors, officers, employees or consultants of the Parent or any Manager or any of their respective Subsidiaries or their respective assigns, estates, heirs, family members, spouses, former spouses, domestic partners or former domestic partners to finance the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock or other equity-based awards, of the Parent or any Subsidiary of the Parent.

For purposes of determining the amount of Indebtedness under any covenants, definitions or other provisions of the Indenture: (a) guarantees of, and obligations in respect of letters of credit, bankers’ acceptances and other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included and the incurrence or creation of any such guarantees, obligations or Liens shall not be deemed to be the incurrence of Indebtedness; (b) unless otherwise expressly provided in the Indenture, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (c) if any Person shall own, directly or indirectly, less than 100% of the outstanding Common Stock of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness of such Subsidiary shall be included for purposes of determining the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis, such pro rata portion to be determined as set forth in the definition of “GAAP”. For purposes of clarity, it is understood and agreed that, anything in the Indenture to the contrary notwithstanding, Indebtedness of variable interest entities (within the meaning of GAAP) shall not be deemed Indebtedness of any Person or any of its Subsidiaries. For purposes of determining compliance with any U.S. dollar-denominated restriction (including, without limitation, those set forth in any definition) on the amount or incurrence of any Indebtedness, the U.S. dollar equivalent amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount (or, if incurred with original issue discount, the issue price) of such Indebtedness incurred to Refinance other Indebtedness does not exceed the principal amount (or if incurred with original issue discount, the accreted value) of such Indebtedness being Refinanced plus any additional Indebtedness incurred to pay interest or dividends thereon plus the amount of any premium (including tender premiums), defeasance costs and any fees and expenses incurred in connection with the incurrence of such Indebtedness; and provided, further, notwithstanding anything to the contrary set forth in Sections 4.01, 4.02 and 4.03 hereof, in the definition of “Permitted Indebtedness” or elsewhere in the Indenture, the maximum amount of Indebtedness that the Parent and its Subsidiaries may incur pursuant to Section 4.01 shall not be deemed to be exceeded, nor shall the Parent be deemed to have breached its obligations under Section 4.02 or Section 4.03 hereof, solely as a result of fluctuations in currency exchange rates. Subject to the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Indebtedness incurred to Refinance other Indebtedness and Indebtedness being Refinanced are denominated that is in effect on the date of such Refinancing.

“Indenture” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Base Indenture, as originally executed and as amended and supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time in accordance with the provisions of the Base Indenture.

“Initial Depositors” means Waterfall Commercial Depositor II, LLC and Sutherland Commercial Mortgage Depositor, LLC.

“Initial Financial Assets Collateral”  means the Securitization Instruments listed under the caption “Initial Financial Assets Collateral” in Appendix A to the Offering Memorandum.

“Initial Guarantor Security Grantor” means Sutherland Asset I, LLC.

“Initial Non-Guarantor Security Grantor” means Sutherland Asset III, LLC.

“Initial Notes” has the meaning set forth in Section 2.01(c) hereof.

“Initial Purchasers” means Keefe, Bruyette & Woods, Inc., Incapital LLC and Sandler O’Neill & Partners, L.P.

“Initial Replaceable Collateral” means Initial Financial Assets Collateral and the Capital Stock of the Initial Depositors.

“Insolvency Event” means, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any part of its assets or property in an involuntary case under any applicable Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, or ordering the winding‑up or liquidation of such Person’s affairs, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any applicable Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of any action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Institutional Accredited Investor” means an institutional investor that qualifies as an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which investor is not a QIB.

“Intercompany Indebtedness” means Indebtedness of the Parent or any of its Subsidiaries owing to the Parent or any of its Subsidiaries, so long as

(a)      if the Company is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Notes; and

(b)      if a Guarantor is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to such Guarantor’s Guarantees.

“Interest Payment Date” means February 15 and August 15 of each year, beginning on August 15, 2017, while the related Notes are Outstanding.

“Interest Rate Agreement” means any interest rate swap, cap, floor, collar, hedge or similar agreements and any other agreement or arrangement designed to manage interest rates or interest rate risk.

“Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of Capital Stock or assets or otherwise.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Egan-Jones or an investment grade credit rating of any other Rating Agency.

“Issue Date” means February 13, 2017.

“JPMorgan Loan Agreement” means the Amended and Restated Master Loan and Security Agreement dated as of June 30, 2016 among ReadyCap Lending, as borrower, the Parent, as guarantor, and JPMorgan Chase Bank, N.A., as lender, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“KeyBank Warehousing Facility Agreement” means the Warehousing Credit and Security Agreement dated as of September 15, 2016 among ReadyCap Commercial, LLC, as borrower, and KeyBank National Association, as lender, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Manager” means, so long as the Parent is externally managed, any Person serving as the Parent’s external manager which, on the Issue Date, is Waterfall Asset Management, LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the credit rating business thereof.

“Net Asset Value” means, with respect to any Depositor and as of any determination date, (i) the total fair market value of all of the assets owned by such Depositor, less (ii) the aggregate principal amount outstanding of Indebtedness of such Depositor.

“Net Asset Value of the Depositors”  means, as of any determination date, the sum of the Net Asset Value (as determined by the Parent in good faith) of each of the Depositors the Capital Stock of which constitutes a part of the Depositor Stock Collateral.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or incurrence of Indebtedness, means the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof.

“Non-Guarantor Security Grantor” means any Non-Guarantor Subsidiary of the Parent that grants a security interest in any part of the Collateral.

“Non‑Guarantor Subsidiary” means any Subsidiary of the Parent, other than the Company, that is not a Guarantor of the Notes.

“Non-Recourse Indebtedness” means any Indebtedness of the Parent or any of its Subsidiaries:

(1)      that is advanced to finance the acquisition of Securitization Assets or other assets and secured only by the assets to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity owning such assets) without recourse to the Parent or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined by the Parent in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of Section 4.02 hereof) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such covenant) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Parent or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined by the Parent in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(2)      that is advanced to any Subsidiaries or group of Subsidiaries of the Parent formed for the sole purpose of acquiring or holding Securitization Assets or other assets (directly or indirectly) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, any other assets of the Parent or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined by the Parent in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of Section 4.02 hereof) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such covenant) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Parent or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined by the Parent in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(3)      that is advanced to finance the acquisition of real property and secured by only the real property (and any accessions, improvements and fixtures thereto) to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity owning such assets) without recourse to the Parent or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined by the Parent in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of Section 4.02 hereof) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such covenant) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Parent or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined by the Parent in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(4)      in respect of which recourse for payment is contractually limited to specific assets of the Parent or any of its Subsidiaries encumbered by a Lien securing such Indebtedness (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of Section 4.02 hereof) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligation with respect to any such Standard Recourse Undertakings shall (solely for purposes of such covenant) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Parent or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined by the Parent in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness)); and

(5)      customary completion or budget guarantees provided to lenders in connection with any of the foregoing clauses (1) through (4) in the ordinary course of business.

For the purposes of clarity, it is understood and agreed that, solely for purposes of Section 4.02 hereof, if the payment of any Indebtedness that would otherwise constitute Non-Recourse Indebtedness is guaranteed in part but not in whole by the Parent or a Subsidiary of the Parent in such manner that the portion of such Indebtedness so guaranteed no longer constitutes Non-Recourse Indebtedness, then (solely for the purposes of such covenant) the portion of the Indebtedness so guaranteed shall be deemed to constitute Recourse Indebtedness and the remainder of such Indebtedness shall be deemed to constitute Non-Recourse Indebtedness.

 “NRSRO” means a “nationally recognized statistical rating organization” as defined in section 3(a)(62) of the Exchange Act.

 “Offering Memorandum” means the Company’s offering memorandum, dated February 8, 2017 relating to the Notes.

“Parent” means Sutherland Asset Management Corporation, a Maryland corporation and the ultimate parent of the Company, and any successor thereto.

“Parent’s Consolidated Unencumbered Assets” as of any date means the total fair market value (determined by the Parent in good faith) of all of the following assets of the Parent and its Subsidiaries that are not subject to a Lien (other than a Permitted Lien) securing Indebtedness, all on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP:

(1)      cash;

(2)      whole loans;

(3)      Securitization Instruments;

(4)      mortgage servicing rights;

(5)      Financial Assets Collateral; and

(6)      receivables from servicers of assets owned by the Parent or any of its Subsidiaries;

provided, however, that (a) any whole loan for which the obligor has failed to pay principal or interest (beyond any applicable grace period), for which the obligor is subject to any Insolvency Event, or which has been subject to a default for a period of 90 consecutive days, shall have a fair market value of zero and (b) Securitization Instruments shall be valued based on one or more bid side quotes from independent dealers in such securities to the extent available and otherwise will be valued based on the internal model marks of the Parent or its Subsidiaries (which models shall be consistent with the practice of the Parent or its Subsidiaries, as applicable, as of the Issue Date).

“Permitted Indebtedness” means, without duplication, each of the following:

(1)      Indebtedness of the Parent or any of its Subsidiaries incurred after the Issue Date under any Credit Facilities (in each of the foregoing cases including the issuance and creation of letters of credit, bankers’ acceptances and similar instruments thereunder) if, immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Parent and its Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (1) shall not exceed the lesser of (a) $100,000,000 and (b) an amount which, immediately after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) would not cause the Parent’s Consolidated Recourse Indebtedness to Equity Ratio to be greater than (x) 3.2 to 1.0 in the case of any Indebtedness incurred at any time when the Notes do not have a Specified Investment Grade Rating or (y) 3.7 to 1.0 in the case of any Indebtedness incurred at any time when the Notes have a Specified Investment Grade Rating and (ii) would not cause the Parent’s Consolidated Indebtedness to Equity Ratio to be greater than (x) 5.2 to 1.0 in the case of any Indebtedness incurred at any time when the Notes do not have a Specified Investment Grade Rating or (y) 5.7 to 1.0 in the case of any Indebtedness incurred at any time when the Notes have a Specified Investment Grade Rating; and

(2)      Indebtedness of the Parent or any of its Subsidiaries to the extent the Net Cash Proceeds from such Indebtedness are, within 60 days after such Indebtedness is incurred:

(a)      used to purchase any or all of the Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event;

(b)      used to redeem any or all of the Notes pursuant to the Indenture; or

(c)      deposited to effect defeasance or covenant defeasance pursuant to Article Fourteen of the Base Indenture or satisfaction and discharge of the Notes pursuant to Article Four of the Base Indenture;

provided that prior to such application of such Net Cash Proceeds, such Net Cash Proceeds are pledged to the Collateral Agent for the benefit of the Holders and the Collateral Agent shall have a perfected first-priority Lien (subject to Permitted Liens) in such Net Cash Proceeds.

For purposes of determining compliance with Section 4.01 hereof and Article Eight of the Indenture, and for purposes of the foregoing provision of the definition of “Permitted Indebtedness,” in the event that an item of Indebtedness or portion thereof meets the criteria of both of the categories of Permitted Indebtedness described above or is otherwise entitled to be incurred pursuant to Section 4.01 hereof, the Parent shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness (or any portion thereof) in any manner that complies with Section 4.01 hereof or with the foregoing provisions of the definition of “Permitted Indebtedness” (it being understood, for purposes of clarity, that the Parent will be entitled to divide and classify, and subsequently re-divide and reclassify, an item of Indebtedness into one or more of the categories of Indebtedness referred to in this sentence). In determining compliance with the amount of Indebtedness permitted or which may be incurred under, or classified or reclassified to, clause (1) above, the aggregate principal amount of Indebtedness outstanding under such clause shall be determined after giving effect to the incurrence of the applicable Indebtedness under, or the classification or reclassification of the applicable Indebtedness to, such clause, as the case may be, and, if applicable, the receipt and application of the proceeds therefrom (including, without limitation, to repay other Indebtedness. Accrual of interest, accretion or amortization of original issue discount and payment of interest on any Indebtedness in the form of additional Indebtedness with substantially the same terms will not be deemed to be an incurrence of Indebtedness for purposes of Section 4.01 hereof or Article Eight of the Indenture or the foregoing provisions of the definition of “Permitted Indebtedness.”

“Permitted Liens” means

(1)      Liens securing the Company’s and the Guarantors’ obligations under the Notes and the Guarantees;

(2)      Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of the security interests in the Collateral in favor of the Collateral Agent for the benefit of the Holders of the Notes and any reserve or other appropriate provision as is required by GAAP has been made therefor; and

(3)      Liens of a depository institution arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with such depository institution.

“Purchase Agreement” means the Purchase Agreement, dated February 8, 2017, by and among the Company, the Guarantors and the Initial Purchasers relating to the Initial Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified GSE Securities” means any certificates, notes or other securities that are (i) issued or guaranteed by a Government-Sponsored Enterprise and (ii) secured by one or more pools of mortgage loans acquired by such Government-Sponsored Enterprise. For the avoidance of doubt, Qualified GSE Securities shall not include any collateralized mortgage obligations, collateralized debt obligations, credit default swaps, forward contracts, futures contracts, options or any other derivative issued by a Government-Sponsored Enterprise.

“Rating Agencies”  means (1) each of Egan-Jones and any other rating agency that (i) is an NRSRO and (ii) the Company (in its sole discretion) certifies to the Trustee in an Officer’s Certificate provides a rating of the Notes and (2) if Egan-Jones or such other rating agency referred to in clause (1) above ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, an NRSRO selected by the Company as a replacement agency for Egan-Jones or such other rating agency, as the case may be.

“Rating Decline Period” means the 60‑day period (which 60‑day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of the Parent’s intention to effect such Change of Control.

“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) by (i) one Rating Agency if the Notes are rated by only one Rating Agency, (ii) both Rating Agencies if the Notes are rated by two Rating Agencies or (iii) at least a majority of

Rating Agencies if the Notes are rated by three or more Rating Agencies, during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is primarily attributable to such Change of Control and (b) immediately after giving effect to the lowering of the credit rating on the Notes as described in clause (a) by the number of Rating Agencies described in clause (a), the Notes do not have an Investment Grade Rating from such Rating Agency or Agencies.

“Recourse Indebtedness” means all Indebtedness other than Non-Recourse Indebtedness and Securitization Indebtedness.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, replace or refund (including pursuant to any defeasance, covenant defeasance or satisfaction, discharge or similar mechanism), or to issue a security or incur new Indebtedness in exchange or replacement for such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” means, with respect to any Interest Payment Date, the February 1 (whether or not a Business Day) or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S as promulgated under the Securities Act, as amended from time to time.

“Replaceable Collateral” means the Financial Assets Collateral and the Depositor Stock Collateral.

“Replaceable Collateral Value” means the sum of (a) the Net Asset Value of the Depositors and (b) the total fair market value (as determined by the Parent in good faith) of the Financial Assets Collateral.

“Reporting Date” means the last day of each fiscal quarter of the Parent, which, as of the Issue Date, is March 31, June 30, September 30 and December 31.

“Repurchase Agreement” means an agreement between the Parent and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Parent and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively,  “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.

“Repurchase Agreement Assets” means any Applicable Assets that are or may be sold by the Parent and/or any of its Subsidiaries pursuant to a Repurchase Agreement.

“Restrictive Legend” means a legend substantially in the form of the legend designated as the “Restrictive Legend” in  Exhibit A hereto.

“Restricted Note” means any Note that bears or is required to bear a Restrictive Legend.

“Restricted Certificated Note” means any Certificated Note that bears or is required to bear a Restrictive Legend.

“Restricted Global Note” means any Global Note that bears or is required to bear a Restrictive Legend.

“Rule 144A” means Rule 144A as promulgated under the Securities Act, as amended from time to time.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC or any successor to the credit ratings business thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans and related assets, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (collectively, “Securitization Assets”) by which the Parent and/or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets or incurs Non‑Recourse Indebtedness secured by specified Securitization Assets, including any such transaction involving the sale of specified servicing advances or mortgage loans to a Securitization Entity.

“Securitization Assets” has the meaning set forth in the definition of “Securitization” in this Section 1.02 hereof.

“Securitization Entity” means: (i) any Person (whether or not a Subsidiary of the Parent) established for the purpose of issuing asset‑backed or mortgage‑backed or mortgage pass‑through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a

Person described in clause (i) or for the purpose of holding Capital Stock of, or securities issued by, any related Securitization Entity, regardless of whether such Person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor; (iii) any Person established for the purpose of holding Securitization Assets and issuing Non‑Recourse Indebtedness secured by such Securitization Assets; (iv) any special purpose Subsidiary of the Parent formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements (including, without limitation, any Subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Indebtedness of such other Securitization Entity) and regardless of whether such Subsidiary is an issuer of securities, provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements; and (v) any other Subsidiary of the Parent which is established for the purpose of (x) acting as sponsor for and organizing and initiating Securitizations or (y) facilitating or entering into a Securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Indebtedness of the Company or any Guarantor. Whether or not a Person is a Securitization Entity shall be determined by the Parent in good faith.

“Securitization Indebtedness” means (i) Indebtedness of the Parent or any of its Affiliates incurred pursuant to on-balance sheet Securitizations and (ii) any Indebtedness consisting of advances made to the Parent or any of its Affiliates based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Parent or any of its Affiliates.

“Securitization Instruments” means securities (including mortgage backed securities) representing beneficial ownership interests (including residual interests) in, or any instruments representing indebtedness of, a Securitization Entity, including a Securitization Entity sponsored by the Parent or any Subsidiary of the Parent, including the Initial Financial Assets Collateral.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Issue Date, among the Company, the Security Grantors party thereto and the Collateral Agent, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Security Documents” means the Security Agreement and any other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, pursuant to which the Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the Holders of the Notes, and all references to

“Security Documents” in the Base Indenture shall, with respect to the Notes, be deemed to have this meaning.

“Specified Investment Grade Rating”  means a rating equal to or higher than A- (or the equivalent) by Egan-Jones or the equivalent credit rating of any other NRSRO.

“Standard Recourse Undertakings” means, with respect to any Securitization or Indebtedness, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Parent) made by sellers of financial assets or other Securitization Assets, including without limitation, Securitization Repurchase Obligations, and (b) such customary (as determined by the Parent) carve‑out matters for which the Parent and/or its Subsidiaries acts as guarantor in connection with any such Securitization or Indebtedness, such as fraud, misappropriation and misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, Insolvency Events and non‑approved transfers.

“Stated Maturity Date” means February 15, 2022.

“Stockholders’ Equity”  means, with respect to any Person as of any determination date, the total stockholders’ equity (or, if such Person is not a corporation, the total equity interests of its partners, members or other equity owners) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date of determination, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled principal payment of such Indebtedness, including payment at final maturity, by (ii) the number of years (calculated to the nearest one‑twelfth) from the date of determination to the date of such payment by (2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

“U.S.” or “United States” means the United States of America.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“U.S. Resale Restriction Termination Date” means, with respect to a Rule 144A Note or an IAI Note, (x) the date which is one year after the later of the original issue date of such Note and the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Note (or any predecessor thereto) or (y) such later date, if any, as may be required by any subsequent change in applicable law.

In the Indenture, references to a “revolving credit facility” and similar references shall be deemed to include, without limitation, any Repurchase Agreement which provides for successive sales and repurchases of securities or other assets or is otherwise intended to provide financing on a revolving basis, and references to “revolving credit Indebtedness” and similar references shall be deemed to include, without limitation, Indebtedness under any such Repurchase Agreement, in each case unless otherwise expressly stated or the context otherwise requires.  The Company shall determine in good faith whether or not a Repurchase Agreement constitutes a revolving credit facility.

In the Indenture, (a) references to sections of, or rules or regulations under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections, rules or regulations, as the case may be, promulgated by the Commission from time to time and (b) references to accounting standards, codifications or pronouncements shall be deemed to include any substitute, replacement or successor accounting standards, codifications or pronouncements promulgated by the FASB or any other recognized accounting authority in the United States of America, except, in each case, as otherwise set forth in the definitions of GAAP and Significant Subsidiary or any other provision of the Indenture which expressly provides that a law, rule or regulation, or any accounting standard, codification or pronouncement, shall be the law, rule, regulation, standard, codification or pronouncement, as applicable, as in effect on the Issue Date and except as the context otherwise requires.

ARTICLE 2

THE SECURITIES

Section 2.01.  Title and Terms; Payments.

(a)      Establishment; Designation.  Pursuant to Section 301 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “7.50% Senior Secured Notes Due 2022.”

(b)      Initial Issuance.  Subject to Section 2.01(c) hereof, the aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is limited to $75,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1108 of the Base Indenture and Sections 3.01 and 3.02 hereof).

(c)      Further Issues.  The Company may, without notice to, or the consent of, Holders and subject to complying with the covenants of the Indenture applicable to the Notes, issue an unlimited principal amount of additional Securities under the Indenture having identical terms as the Notes issued under the Indenture on the Issue Date (such Notes, the “Initial Notes”) (other than date of original issuance, and if applicable, issue price, the first Interest Payment Date and the date from which interest will accrue) (such additional Securities, the “Additional Notes”), provided that if any Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, such Additional Notes will have separate CUSIP and ISIN numbers from the Initial Notes. Any Additional Notes will, for all purposes of the Indenture, be treated as part of the same series of Securities as the Initial Notes.

(d)      Purchases.  The Company, the Guarantors and their Subsidiaries and other Affiliates may from time to time purchase Notes by tender offer or in open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, without, notice to, or the consent of, Holders.

(e)      Denominations.  The Notes will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(f)      No Sinking Fund or Mandatory Redemption.  The Notes will not be entitled to the benefit of, or be subject to, any sinking fund and will not be subject to any mandatory redemption, but the Notes will be redeemable at the option of the Company in accordance with Section 3.01 hereof and Article Eleven of the Base Indenture and shall be subject to repurchase by the Company at the option of the Holder in accordance with Section 3.02 hereof.

(g)      Defeasance and Covenant Defeasance.  Sections 1402 and 1403 and the other provisions of Article Fourteen of the Base Indenture shall be applicable to the Notes, and, in addition to the covenants expressly referred to in Section 1403 of the Base Indenture, the provisions of Sections 3.02 and 3.03 of this Supplemental Indenture, the covenants set forth in Article 4 of this Supplemental Indenture and the provisions of Sections 801(a)(2), 801(a)(4), 802(a)(2) and 803(a)(2) of the Indenture shall be subject to covenant defeasance pursuant to Section 1403 of the Base Indenture and thereafter any omission to comply with any of the foregoing shall not constitute a Default or Event of Default.  Notwithstanding anything to the contrary in the Base Indenture, if a covenant defeasance occurs, the Events of Default described in clauses (1) and (2) (solely insofar as such clauses relate to any failure to pay amounts due in connection with a Change of Control Offer), clause (4) (solely insofar as it relates to the covenants and agreements as to which covenant defeasance has occurred), clause (5), clause (6) and clause (7) (except with respect to the Parent and the Company) of the first paragraph of Section 501 of the Base Indenture will no longer constitute Events of Default with respect to the Notes and the Guarantors of the Notes shall be automatically released from all of their obligations under their respective Guarantees and, insofar as they relate to the Notes, the Indenture and such Guarantees will be automatically released, terminated and discharged.

Section 2.02.  Forms.

(a)      In General.  Pursuant to Section 201 of the Base Indenture, the Notes will be substantially in the form set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Person executing such Notes on behalf of the Company, as evidenced by his or her execution of the Notes.

Each Note will include the Form of Change of Control Repurchase Notice and the Form of Assignment and Transfer.

Any Note that is a Global Note will bear a legend substantially in the form of the legend designated as the “Global Legend” in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Note” set forth in Attachment 2 to Exhibit A hereto.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent that any provision of any Note conflicts with the express provisions of the Indenture, the provisions of such Note will govern and control.

(b)      Initial and Subsequent Form of Notes.  The Initial Notes will be offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Company may offer and sell Additional Notes from time to time, including, without limitation, offers and sales pursuant to one or more purchase agreements or underwriting agreements by and among the Company, the Guarantors and one or more initial purchasers or underwriters. The Initial Notes will be resold, and Additional Notes may be resold, initially only (i) to QIBs in reliance on Rule 144A (Notes so resold in reliance on Rule 144A, the “Rule 144A Notes”), (ii) to Persons other than U.S. persons in reliance on Regulation S (Notes so resold in reliance on Regulation S, the “Regulation S Notes”) and (iii) to Institutional Accredited Investors (Notes so resold to Institutional Accredited Investors, the “IAI Notes.”)

Unless otherwise provided in an Officer’s Certificate of the Company delivered to the Trustee, the Initial Notes and Additional Notes that are initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent Global Notes (each a “U.S. Global Note”), and Initial Notes and Additional Notes that are initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent Global Notes (each a “Regulation S Global Note”), in each case bearing the Restrictive Legend. Unless otherwise provided in an Officer’s Certificate of the Company delivered to the Trustee, the Initial Notes and Additional Notes that are initially resold to Institutional Accredited Investors shall be issued initially in the form of one or more Certificated Notes bearing the Restrictive Legend.

The Company hereby initially appoints The Depository Trust Company as the Depositary for the Global Notes. The Global Notes shall be registered in the name of Cede & Co. as nominee of the Depositary, and delivered to the Custodian.

(c)      Global Notes.  Each Global Note will represent the aggregate principal amount of the then Outstanding Notes endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Notes, which aggregate principal amount may, from time to time, be increased or decreased to reflect transfers, exchanges, redemptions, repurchases and cancellations of the Notes represented thereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Custodian, at the direction of the Security Registrar, in accordance with Section 2.03 of this Supplemental Indenture and any applicable provisions of the Indenture.

None of the Trustee, the Company, the Guarantors or any agent of the Trustee, the Company or the Guarantors will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Note or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, or the Custodian, and Cede & Co. or such other person designated by the Depositary as its nominee, may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder or beneficial owner of any Note.

(d)      Certificated Notes. Except as provided in Section 305 of the Base Indenture, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for their interests in such Global Notes. In all cases, Certificated Notes delivered in exchange for beneficial interests in any Global Note will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if applicable, will bear the Restrictive Legend unless the Company determines otherwise or such legend shall have been removed as provided in this Supplemental Indenture, and in any event subject, if applicable, to the requirements set forth in this Supplemental Indenture.

Section 2.03.  Transfer Restrictions; Transfer and Exchange; Restrictive Legend.

(a)      Transfer Restrictions.  Unless otherwise provided in an Officer’s Certificate of the Company delivered to the Trustee, every Note shall be issued as a Restricted Note. Prior to the U.S. Resale Restriction Termination Date, every Note (whether a Global Note or a Certificated Note) representing any Rule 144A Note or IAI shall bear the Restrictive Legend, and prior to the Distribution Compliance Period with respect to a Regulation S Note, every Note (whether a Global Note or a Certificated Note) representing such Regulation S Note shall bear the Restrictive Legend. Every Restrictive Note shall be subject to the restrictions  on transfer set forth in the Restrictive Legend and in this Section 2.03. Each Holder of a Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  To the extent that any transfer or exchange of Restricted Notes (including, without limitation, beneficial interests in Restricted Global Notes) is not covered by a specific provision in the remaining provisions of this Section 2.03, the Company may implement such procedures and impose such conditions to such transfer or exchange (including, without limitation, the delivery of certificates, legal opinions and other documents) as the Company in its sole discretion may deem necessary or appropriate to implement the restrictions on transfer set forth in the Restrictive Legend.

(b)      Transfer and Exchange of Beneficial Interests in Global Notes.  Notwithstanding anything to the contrary in Section 305 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture.

(i)      Subject to compliance with the other requirements of this Section 2.03(b), if the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, (A) the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred; and (B) the Security Registrar shall instruct the Custodian to increase or reflect on its records an increase in the principal amount of the Global Note to which such interest is being transferred (and to record such increase by endorsement on the Schedule attached to such Global Note) in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall instruct the Custodian, concurrently with such increase, to decrease or reflect on its records a decrease in the principal amount of the Global Note from which such interest is being transferred by a corresponding amount (and to record such decrease by endorsement on the Schedule attached to such Global Note).  Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such original Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

(ii)     If the proposed transfer is an exchange of a beneficial interest in a U.S. Global Note for a beneficial interest in a Regulation S Global Note or the transfer of a beneficial interest in a U.S. Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Security Registrar prior to any such exchange or transfer (A) a certificate substantially in the form of Exhibit B hereto if such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such

Regulation S Global Note or (B) a certificate substantially in the form of Exhibit C hereto if such exchange or transfer is to occur after the expiration of such Distribution Compliance Period, in each case appropriately completed and signed by the transferor.

(iii)    If the proposed transfer is an exchange of a beneficial interest in a Regulation S Global Note for a beneficial interest in a U.S. Global Note or the transfer of a beneficial interest in a Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a U.S. Global Note and such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Security Registrar prior to any such exchange or transfer a certificate substantially in the form of Exhibit D hereto, appropriately completed and signed by such transferor.

(c)      Transfers of Beneficial Interests in Regulation S Global Notes to Certificated Notes. If, prior to the expiration of the Distribution Compliance Period, an owner of a beneficial interest in a Regulation S Global Note wishes  to transfer its beneficial interest in such Regulation S Global Note to a person who wishes to take delivery thereof in the form of a Certificated Note, such owner may, subject to the Applicable Procedures, and to the requirements set forth in the following sentence, transfer such interest for an equivalent beneficial interest in a Certificated Note.  Upon receipt by the Security Registrar of (A) the instructions for such transfer given in accordance with the Applicable Procedures, (B) a certificate substantially in the form of Exhibit E,  with the certifications in item (6) thereof,    hereto appropriately completed and signed by the transferor of such beneficial interest and (C) a certificate substantially in the form of Exhibit F hereto appropriately completed and signed by the transferee of such beneficial interest, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the interest to be so transferred, the Trustee shall, upon receipt of a Company Order, authenticate and deliver a Certificated Note that has been executed by the Company in an aggregate principal amount equal to the principal amount of the beneficial interest in the such Regulation S Global Note to be transferred, and the Security Registrar shall reflect the issuance of such Certificated Note on its books and records.

(d)      Transfer of Global Notes. Each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(e)      Holders Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Guarantors, the Trustee, the Collateral Agent and any agent of the Company, the Guarantors, the Trustee or the Collateral Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any interest (subject to Section 307 of the Base Indenture) on such Note, in connection with a Change of Control Repurchase, upon any exchange and for all other purposes whatsoever, for distribution of notices to such Holders or solicitations of their consent, whether or not such  Note be overdue, and the Company, the Guarantors, the Trustee, the Collateral Agent and any agent of the Company, the Guarantors, the Trustee or the Collateral Agent shall not be affected by notice to the contrary.

(f)      Cancellation or Adjustments in Amount of Global Notes.  At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes or redeemed, repurchased or cancelled, the Security Registrar shall, upon receipt thereof, cancel such Global Note in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Note.  At any time prior to such cancellation, if any beneficial interest in a Global Note is transferred to a Person that takes delivery thereof in the form of a Certificated Note, transferred in exchange for an interest in another Global Note or redeemed, repurchased or cancelled or if a beneficial interest in a Certificated Note or another Global Note is transferred in exchange for an interest in such Global Note, then in each case, the Security Registrar shall cause the aggregate principal amount of the applicable Global Note or Global Notes to be reduced or increased, as applicable, and shall instruct the Custodian to decrease or increase, or reflect on its records a decrease or increase, as the case may be, in the principal amount of such Global Note or Global Notes (and to record such decrease or increase, as the case may be, by endorsement on the Schedule attached to each such Global Note in the applicable principal amount).

(g)      Transfers of Restricted Certificated Notes to Certificated Notes Prior to Exchange of Global Notes for Certificated Notes. At any time prior to the exchange of Global Notes for Certificated Notes in accordance with Section 305 of the Base Indenture, a Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Certificated Note in accordance with the following provisions. Upon request by a Holder of the Restricted Certificated Note, the Security Registrar shall register such transfer if, prior to such registration of transfer, (i) the requesting Holder shall present or surrender to the Security Registrar the Certificated Notes to be transferred duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing (it being understood that a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer in form satisfactory to the Company and the Security Registrar) and (ii) the Security Registrar receives a certificate from the transferor substantially in the form of Exhibit E hereto, with the certifications in item (1), (2) (6), (7) or (8) thereof, and in the case of any transfer to an Institutional Accredited Investor, a certificate from the transferee substantially in the form of Exhibit F hereto; provided that, if the transferor makes either the certification in item (6) or (8) of Exhibit E hereto, the transferor shall also deliver to the Security Registrar such certifications, legal opinions or other information as the Company or the Security Registrar may require to confirm the basis for such transfer being exempt from, or not subject to, the registration requirements of the Securities Act.

(h)      Transfers of Restricted Certificated Notes to Restricted Global Notes Prior to Exchange of Global Notes for Certificated Notes. At any time prior to the exchange of Global Notes for Certificated Notes in accordance with Section 305 of the Base Indenture, any Holder of a Restricted Certificated Note may transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a Restricted Global Note, if, prior to such transfer, the Security Registrar receives the following:

(1)      in the case of a transfer for a beneficial interest in a U.S. Global Note, a certificate from the transferor substantially in the form of Exhibit E hereto, with the certifications in item (3) thereof; or

(2)      in the case of a transfer for a beneficial interest in a Regulation S Global Note, a certificate from the transferor substantially in the form of Exhibit E hereto, with the certifications in item (4) or (5) thereof, as applicable.

(i)      Transfers of Restricted Certificated Notes to Certificated Notes After Exchange of Global Notes for Certificated Notes. At any time after the exchange of Global Notes for Certificated Notes in accordance with Section 305 of the Base Indenture, a Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Certificated Note in accordance with the following provisions. Upon request by a Holder of the Restricted Certificated Note, the Security Registrar shall register such transfer if, prior to such registration of transfer, (i) the requesting Holder shall present or surrender to the Security Registrar the Certificated Notes to be transferred duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing (it being understood that a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer in form satisfactory to the Company and the Security Registrar) and (ii) the Security Registrar receives a certificate from the transferor substantially in the form of Exhibit E hereto, with the certifications in item (1), (2), (3), (4), (5), (6), (7) or (8) thereof, and in the case of any transfer to an Institutional Accredited Investor, a certificate from the transferee substantially in the form of Exhibit F hereto; provided that, if the transferor makes either the certification in item (6) or (8) of Exhibit E hereto, the transferor shall also deliver to the Security Registrar such certifications, legal opinions or other information as the Company or the Security Registrar may require to confirm the basis for such transfer being exempt from the registration requirements of the Securities Act.

(j)      Removal of Restrictive Legend. Any Note as to which restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Security Registrar, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend and shall not be assigned a restricted CUSIP number.  The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend and shall not be assigned a restricted CUSIP number.  The Company shall promptly notify the Trustee and the Security Registrar upon the occurrence of the expiration of the restrictions on transfer.

Section 2.04.  Payments on the Notes.

(a)      In General.  Each Note will accrue interest at a rate equal to 7.50% per annum from and including the most recent date on which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Issue Date.  Interest on a Note will cease to accrue upon the earliest of the Stated Maturity Date, any Redemption Date for such Note and, subject to the provisions of Article 3 hereof, any Change of Control Repurchase Date for such Note.  Interest on any Outstanding Note will be payable semi‑annually in arrears on each Interest Payment Date to the Holder of such Note as of the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  As provided in Section 310 of the Base Indenture, interest will be computed on the basis of a 360‑day year comprised of twelve 30‑day months.

Unless previously redeemed or repurchased, in accordance with this Supplemental Indenture, the Notes will mature on the Stated Maturity Date, and on the Stated Maturity Date, each Holder of a then Outstanding Note will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Notes held, together with accrued and unpaid interest, if any, to, but not including, the Stated Maturity Date on such then Outstanding Notes.

Notwithstanding anything to the contrary in the Indenture, including, but not limited to, in Section 112 of the Base Indenture, if the Stated Maturity Date, any Interest Payment Date, any Redemption Date or any Change of Control Repurchase Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.

(b)      Method of Payment.  The Company will pay (or cause to be paid) the principal of, or the Redemption Price or Change of Control Repurchase Price for, and interest, if any, on, any Certificated Note to the Holder of such Note in cash at the office or agency maintained by the Company for such purpose in Chicago, Illinois, prior to 2:00 p.m., Chicago time, on the relevant payment date.  The Company will pay (or cause to be paid) any interest on any Certificated Note to the Holder of such Note, at the Company’s Option, (i) by check mailed to such Holder’s registered address, or (ii) if such Holder delivers to the Security Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Security Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, Redemption Price and the Change of Control Repurchase Price for, any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)      Defaulted Payments.  The Company shall pay any interest on the Notes that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 307 of the Base Indenture.

(d)      Initial Paying Agent; Establishment of Account.  U.S. Bank National Association is hereby appointed as the initial Paying Agent. The Paying Agent shall establish and maintain in the name of the Trustee for the benefit of the Holders of the Notes a segregated noninterest-bearing trust account (the “Payment Account”), bearing a designation clearly indicating that the funds deposited therein are held for the exclusive benefit of the Holders, and designated as the “ReadyCap Holdings, LLC – 7.50% Senior Secured Notes Due 2022 Payment Account, U.S. Bank National Association, as Paying Agent, on behalf of the Trustee for the benefit of the Holders of the Notes.”  All amounts required to be deposited with the Paying Agent shall be deposited into the Payment Account within the time stipulated by, and such amounts shall be distributed by the Paying Agent in accordance with, the provisions of the Indenture. All funds held in the Payment Account shall be held uninvested.

ARTICLE 3

REDEMPTIONS AND REPURCHASES

Section 3.01.  Optional Redemption.

(a)      The provisions of Article Eleven of the Base Indenture shall apply to the Notes, provided, however, that if any of the provisions of this Section 3.01 and any other provisions of this Supplemental Indenture are inconsistent with the provisions of Article Eleven of the Base Indenture, the provisions of this Supplemental Indenture shall supersede and prevail over the provisions of Article Eleven of the Base Indenture.

(b)      Prior to November 15, 2021 (the “Par Call Date”), the Notes may be redeemed, at the Company’s option, in whole or in part at any time and from time to time, at a price equal to 100% of the outstanding principal amount thereof plus the Applicable Premium as of, and unpaid interest, if any, accrued to, but excluding, the applicable Redemption Date (subject to the right of the Holders on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date).

On or after the Par Call Date, the Notes may be redeemed, at the Company’s option, in whole or in part at any time and from time to time, at a price equal to 100% of the outstanding principal amount thereof plus unpaid interest, if any, accrued to, but excluding, the applicable Redemption Date (subject to the right of the Holders on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date).

“Applicable Premium” means, with respect to any Note on any Redemption Date for such Note whose redemption price may be determined by reference to the Applicable Premium, the excess, if any, of (1) the present value as of such Redemption Date of (i) the redemption price of such Note on the Par Call Date (such redemption price being 100% of the outstanding principal amount of such Note) plus (ii) all required remaining scheduled interest payments due on such Note to, but excluding, the Par Call Date, excluding unpaid interest, if any, accrued to, but excluding, such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the principal amount of such Note. Calculation of the Applicable Premium and the Treasury Rate will be made by the Company or on behalf of the Company by such Person as the Company shall designate.

“Treasury Rate” means, with respect to any Redemption Date for any Note whose redemption price may be determined by reference to the Applicable Premium, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date or, in the case of redemption in connection with defeasance or covenant defeasance pursuant to Article Fourteen of the Base Indenture or satisfaction and discharge pursuant to Article Four of the Base Indenture, as applicable, at least two Business Days prior to the deposit of trust funds with the Trustee in accordance with the applicable provisions of the Indenture (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Company)) most nearly equal to the period from such Redemption Date to the Par Call Date; provided, however, that if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one‑twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(c)      Notwithstanding anything to the contrary in Section 1103 of the Base Indenture, if the Company chooses to redeem less than all of the Notes, the particular Notes to be redeemed shall be selected by the Trustee pro rata; provided that, in the case of Notes represented by one or more Global Notes, interests in the Global Notes shall be selected for redemption by the Depositary in accordance with the Applicable Procedures.

(d)      Notes shall be redeemed in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $100,000 or an integral multiple of $1,000 in excess thereof.

(e)      Notwithstanding anything to the contrary in Sections 106 and 1104 of the Base Indenture, notice of redemption will be mailed by first‑class mail, or, if the Notes are represented by one or more Global Notes and if the Applicable Procedures so provide, transmitted in accordance with the Applicable Procedures, not less than 30 days nor more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its address in the Security Register (or at such address as may be provided by the Applicable Procedures).

Section 3.02.  Change of Control Repurchase.

(a)      The provisions of Article Thirteen of the Base Indenture shall not apply to the Notes.

(b)      Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require that the Company repurchase all or a portion of such Holder’s Notes (except with respect to any Notes held by such Holder in respect of which the Company has exercised its right of redemption  pursuant to Section 3.01 hereof and Article Eleven of the Base Indenture by sending a notice of redemption that is not subject to any conditions) pursuant to Section 3.02(c) hereof (a “Change of Control Offer”) at a price equal to 101% of the principal amount thereof plus unpaid interest, if any, accrued to, but excluding, the applicable Change of Control Repurchase Date (subject to the right of Holders on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Repurchase Date (the “Change of Control Repurchase Price”).

(c)      Within 30 days following the date upon which the Change of Control Triggering Event shall have occurred, the Company must (except with respect to any Notes in respect of which the Company has exercised its right of redemption pursuant Section 3.01 hereof and Article Eleven of the Base Indenture by sending a notice of redemption that is not subject to any conditions) send, by first class mail, a notice to each Holder of Notes (or, in the case of Global Notes, send such notice in accordance with the Applicable Procedures), with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1)      that the Change of Control Offer is being made pursuant to the Indenture and that all Notes that are validly tendered and not withdrawn will be accepted for payment;

(2)      the Change of Control Repurchase Price and the repurchase date, which must be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (or otherwise transmitted), other than as may be required by law (the “Change of Control Repurchase Date”);

(3)      that any Note not tendered will continue to accrue interest;

(4)      that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Repurchase Date (unless the Company shall default in the payment of the Change of Control Repurchase Price of the Notes) and the only remaining right of the Holder with respect to the portion of any Note accepted for payment will be to receive payment of the Change of Control Repurchase Price upon surrender of the applicable Note to the Paying Agent;

(5)      that Holders electing to have a portion of a Note repurchased pursuant to a Change of Control Offer may only elect to have such Note repurchased in denominations of $1,000 and integral multiples of $1,000 in excess thereof, provided that the remaining principal amount of any such Note surrendered for repurchase in part shall be $100,000 or an integral multiple of $1,000 in excess thereof;

(6)      that if a Holder elects to have a Note repurchased pursuant to a Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Note duly completed, to the Person and at the address specified in the notice (or, in the case of Global Notes, to surrender the Notes and provide the information required by such form in accordance with the Applicable Procedures) prior to the close of business on the third Business Day prior to the Change of Control Repurchase Date;

(7)      that a Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Repurchase Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for repurchase, and a statement that such Holder is withdrawing its election to have such Notes repurchased; and

(8)      that if any Note is repurchased only in part a new Note will be issued in principal amount equal to the unrepurchased portion of the Note surrendered.

(d)      On or before the Change of Control Repurchase Date for the Notes, the Company will, to the extent lawful:

(1)      accept for repurchase all Notes or portions of Notes (in denominations of $1,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Note, the remaining principal amount thereof would be less than $100,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $100,000;

(2)      deposit with a Paying Agent an amount equal to the Change of Control Repurchase Price due in respect of all Notes or portions thereof so tendered and not withdrawn;

(3)      deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for repurchase; and

(4)      deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for repurchase by the Company in accordance with the applicable provisions of the Indenture.

(e)       No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.02.

(f)       The Company or a Paying Agent, as the case may be, shall promptly remit, mail or deliver (or, in the case of Global Notes,  remit or deliver in accordance with the Applicable Procedures) to each tendering Holder an amount equal to the Change of Control Repurchase Price of the Notes validly tendered by such Holder and not withdrawn and accepted by the Company for repurchase. Further, the Company shall promptly issue a new Note, and the Trustee, upon receipt of a Company Order, shall authenticate and mail or deliver (including by book-entry transfer) such new Note to such Holder, in a principal amount equal to any unrepurchased portion of the Note accepted for repurchase (it being understood that, notwithstanding anything in the Indenture to the contrary, no Officer’s Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note). Any new Note not so accepted shall be promptly mailed or delivered (including by book entry transfer) by the Company or the Trustee to the Holder thereof.

(g)      Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Repurchase Date (unless the Company shall default in the payment of the Change of Control Repurchase Price of the Notes).

(h)       The Company will not be required to make a Change of Control Offer for the Notes upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.02 that are applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything in the Indenture to the contrary, a Change of Control Offer may be made in advance of a Change of Control or a Change of Control Triggering Event conditioned upon the occurrence of such a Change of Control or Change of Control Triggering Event, if a definitive agreement regarding such Change of Control is in effect at the time of making the Change of Control Offer.

Section 3.03.   Covenant To Comply with Applicable Laws upon Repurchase of Notes.  The Company will comply with the requirements of Rule 14e‑1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Supplemental Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions  by virtue thereof.

ARTICLE 4

ADDITIONAL COVENANTS

In addition to the covenants set forth in the Base Indenture, the Notes shall be entitled to the benefit of the following covenants:

Section 4.01.  Limitation on Incurrence of Additional Indebtedness.

(a)      The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness) if, immediately after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Parent’s Consolidated Recourse Indebtedness to Equity Ratio is greater than (x) 3.0 to 1.0 in the case of any Indebtedness incurred at any time when the Notes do not have a Specified Investment Grade Rating or (y) 3.5 to 1.0 in the case of any Indebtedness incurred at any time when the Notes have a Specified Investment Grade Rating.

(b)      The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (other than Permitted Indebtedness) if, immediately after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Parent’s Consolidated Indebtedness to Equity Ratio is greater than (x) 5.0 to 1.0 in the case of any Indebtedness incurred at any time when the Notes do not have a Specified Investment Grade Rating or (y) 5.5 to 1.0 in the case of any Indebtedness incurred at any time when the Notes have a Specified Investment Grade Rating.

Section 4.02.  Maintenance of Parent’s Consolidated Recourse Indebtedness to Equity Ratio.

The Parent will not, subject to the Cure Right, permit the Parent’s Consolidated Recourse Indebtedness to Equity Ratio as of each Reporting Date to be greater than (x) 3.0 to 1.0 if the Notes do not have a Specified Investment Grade Rating as of such Reporting Date or (y) 3.5 to 1.0 if the Notes have a Specified Investment Grade Rating as of such Reporting Date.

Section 4.03.  Maintenance of Parent’s Consolidated Indebtedness to Equity Ratio.

The Parent will not, subject to the Cure Right, permit the Parent’s Consolidated Indebtedness to Equity Ratio as of each Reporting Date to be greater than (x) 5.0 to 1.0 if the Notes do not have a Specified Investment Grade Rating as of such Reporting Date or (y) 5.5 to 1.0 if the Notes have a Specified Investment Grade Rating as of such Reporting Date.

Section 4.04.  Maintenance of Parent’s Stockholders’ Equity.

The Parent will not, subject to the Cure Right, permit the Parent’s Stockholders’ Equity as of each Reporting Date to be less than 300% of the aggregate principal amount of the Notes Outstanding as of such Reporting Date.

Section 4.05.  Maintenance of Parent’s Consolidated Unencumbered Assets.

The Parent will not, subject to the Cure Right, permit Parent’s Consolidated Unencumbered Assets as of each Reporting Date to be less than 125% of the aggregate principal amount of the Notes Outstanding as of such Reporting Date.

Section 4.06.  Maintenance of Collateral Value.

(a)      The Parent will not, subject to the Cure Right, permit the Replaceable Collateral Value as of each Reporting Date to be less than the aggregate principal amount of the Notes Outstanding as of such Reporting Date.

(b)      (i) The Parent may grant or cause to be granted a first-priority Lien on any additional Capital Stock of any Depositor or any additional Securitization Instruments, loans, mortgage servicing rights, Government Obligations, cash or Cash Equivalents owned by the Parent or any Subsidiary of the Parent to secure the obligations under the Notes and the Guarantees and (ii) either Initial Depositor or any subsequent Depositor may acquire additional assets or repay Indebtedness.

(c)      The Parent may, and may permit any of its Subsidiaries to, cause (i) the release (a “Third Party Release”) of the Liens on any Replaceable Collateral in connection with the disposition or other transfer of such Replaceable Collateral to a Person other than the Parent or a Subsidiary of the Parent, (ii) the release (a “Parent Group Release”) of the Liens on any Replaceable Collateral in connection with the disposition or other transfer (including the transfers of Financial Assets Collateral to an account that is not subject to a control agreement) of such Replaceable Collateral to the Parent or any Subsidiary of the Parent or a substitution of such Replaceable Collateral with assets of the type that may constitute Replaceable Collateral and (iii) any Depositor to dispose of or otherwise transfer  any of its assets or increase the amount of its Indebtedness; provided that, in the case of any Third Party Release, any Parent Group Release, or any disposition or other transfer of assets or increase in Indebtedness by any Depositor (each, a “Relevant Change”), (a) immediately after giving effect to such Relevant Change and any concurrent addition to Replaceable Collateral or acquisition of assets or repayment of Indebtedness by such Depositor, as applicable, the Replaceable Collateral Value will not be less than the aggregate principal amount of the Notes then Outstanding and (b) in any fiscal year of the Parent the total fair market value of the Initial Replaceable Collateral that may be released pursuant to a Parent Group Release shall not exceed $17,450,000, which conditions shall be deemed satisfied by the Parent’s delivery of an Officer’s Certificate to the Trustee and the Collateral Agent upon which they may conclusively rely without investigation or liability as of the time of such

Relevant Change (1) setting forth the Replaceable Collateral Value (including the component fair values and Net Asset Values thereof) after giving effect to any such Relevant Change (and such concurrent addition, acquisition or repayment), (2) in the event of a Parent Group Release, setting forth the total fair market value at the time of such Relevant Change of the Initial Replaceable Collateral being released and (3) confirming that the relevant conditions for such Relevant Change have been satisfied and, if applicable, that, accordingly, upon such Relevant Change, the release of the related assets constituting Replaceable Collateral from the Liens securing the obligations under the Notes and the Guarantees is permitted under the Indenture and the Security Documents. Solely for purposes of a Parent Group Release, the fair market value of the Capital Stock of any Initial Depositor shall be deemed to be the Net Asset Value of such Initial Depositor at the time of such release.

Section 4.07.  Reporting Obligations for Maintenance Covenants

The Parent will be required to provide an Officer’s Certificate to the Trustee and the Collateral Agent, within 45 days after each Reporting Date occurring in the first three fiscal quarters of each fiscal year of the Parent or within 90 days after the Reporting Date occurring in the last fiscal quarter of each fiscal year of the Parent, (i) listing the specific Replaceable Collateral and assets owned by any Depositor as of such Reporting Date, (ii) setting forth (a) individually and in the aggregate, the fair market value (as determined by the Parent in good faith) of the Financial Assets Collateral as of such Reporting Date and (b) the Net Asset Value of the Depositors (including, for each Depositor, the fair market values of the assets and the aggregate principal amount of Indebtedness of such Depositor) as of such Reporting Date and (iii) setting forth, in reasonable detail, the calculation of each Maintenance Covenant (other than the Maintenance Covenant in Section 4.06(a)) as of such Reporting Date.

Section 4.08.  Cure Right for Maintenance Covenants.

Notwithstanding anything to the contrary contained in the Indenture, if the Parent fails to comply with the requirements of the covenants in Section 4.02, 4.03, 4.04, 4.05 or 4.06(a) hereof (such covenants, collectively, the “Maintenance Covenants”), on any Reporting Date, the Parent shall have the right to cure such failure (the “Cure Right”), by delivering to the Trustee, within 45 days (or 90 days in the case of a Reporting Date occurring in the last fiscal quarter of the Parent’s fiscal year) after the Reporting Date in respect of which such failure occurred (such period, the “Maintenance Covenant Cure Period”), an Officer’s Certificate setting forth the applicable calculation (or, in the case of the covenant set forth in Section 4.06(a) hereof, the Parent’s good faith estimates of the fair market values of the applicable assets and the Net Asset Values of the Depositors) demonstrating the Parent’s compliance with the requirement of such covenant on the date of delivery of such Officer’s Certificate. Upon delivering such Officer’s Certificate to the Trustee during the Maintenance Covenant Cure Period, the Parent shall be deemed to have satisfied the requirement of the applicable Maintenance Covenant as of the relevant Reporting Date with the same effect as though there had never been any failure to comply with such Maintenance Covenant as of such Reporting Date, and the original failure to comply with such Maintenance Covenant as of such Reporting Date shall not be deemed a

Default or Event of Default for any purpose under the Indenture, including for purposes of clause (4) of the first paragraph of Section 501 of the Base Indenture. As a result, the Parent’s failure to comply with a Maintenance Covenant as of any Reporting Date shall not constitute a Default or Event of Default at any time prior to the expiration of the Maintenance Covenant Cure Period in respect of such Reporting Date.

Section 4.09.  Limitation on Restricted Payments.

(a)      The Parent will not permit the Company or the Subsidiary Guarantor, directly or indirectly, to:

(1)      declare or pay any dividend or make any distribution on or in respect of the Capital Stock of the Company or the Subsidiary Guarantor except:

(i)      dividends or distributions payable in Capital Stock or in options, warrants or other rights to purchase such Capital Stock; or

(ii)     dividends or distributions payable to the Parent or any of its Subsidiaries; or

(2)      purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or the Subsidiary Guarantor held by Persons other than the Parent or any Subsidiary of the Parent;

(any of the foregoing payments a “Restricted Payment”), unless immediately before and immediately after giving pro forma effect to the making of such Restricted Payment by the Company or the Subsidiary Guarantor:

(i)      the Parent’s Consolidated Unencumbered Assets is not less than 175% of the aggregate principal amount of the then Outstanding Notes; and

(ii)     the Parent’s Consolidated Recourse Indebtedness to Equity Ratio is not greater than (x) 2.5 to 1.0 in the case of any Restricted Payment made at any time when the Notes do not have a Specified Investment Grade Rating or (y) 3.0 to 1.0 in the case of any Restricted Payment made at any time when the Notes have a Specified Investment Grade Rating; and

(iii)     no Default or Event of Default has occurred and is continuing.

(b)      The foregoing provisions regarding Restricted Payments will not prohibit any of the following (collectively, “Permitted Payments”) and, accordingly, any Permitted Payment will not be considered a Restricted Payment:

(1)      any Restricted Payment to the extent necessary (as determined by the Parent in good faith) to maintain the Parent’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended; and

(2)      the payment of any dividend or distribution or the consummation of a redemption within 60 days after the date of declaration of such dividend or distribution or notice of such redemption if, at the date of such declaration or notice, the payment would have complied with the provisions of the Indenture.

(c)      The amount of each Restricted Payment (other than cash) shall be the fair market value on the date of such Restricted Payment of the assets or securities that are the subject of such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment shall be determined conclusively by a Senior Officer of the Parent or by the Parent’s Board of Directors, in each case, acting in good faith.

Section 4.10.  Limitation on Liens.

(a)      The Parent will not, and will not permit the Company or any of the other Guarantors to, create, incur, assume or permit to exist any Lien with respect to any of the Collateral other than Permitted Liens.

(b)      The Company will not create, incur, assume or permit to exist any Lien (the “Initial Stock Lien”) on the Capital Stock of ReadyCap Lending, LLC, whether owned on the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for as long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Stock Lien.

(c)      The Company will not permit ReadyCap Lending, LLC to create, incur, assume or permit to exist any Lien (the “Initial Assets Lien”) on any of its assets, whether owned on the Issue Date or thereafter acquired, other than Permitted Liens, to secure Indebtedness of any Affiliate of ReadyCap Lending, LLC other than (i) any Subsidiary of ReadyCap Lending, LLC or (ii) any Securitization Entity, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Indebtedness for so long as such Indebtedness is so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Assets Lien.

Section 4.11.  Reports to Holders.

(a)      The Parent will mail or otherwise transmit, or cause to be mailed or otherwise transmitted, to Holders of the Notes:

(1)  audited annual consolidated financial statements of the Parent for each fiscal year of the Parent, the related auditors’ report and a related management discussion and analysis of financial condition and results of operations within 120 days after the end of each such fiscal year;

(2)  unaudited quarterly reports for each fiscal quarter of the Parent other than the fourth fiscal quarter and a related management discussion and analysis of financial condition and results of operation within 60 days after the end of each such fiscal quarter (together with the information referred to in clause (1) above, the “Financial Reports”); and

(3)  if the Parent is not required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, substantially all of the information that would be required to be filed with the Commission in a current report on Form 8-K if the Parent were subject to Section 13 or 15(d) of the Exchange Act within 10 days of the applicable event (subject to extension as contemplated in Form 8-K), provided that no such information shall be required to be mailed or otherwise transmitted to Holders of the Notes if the Parent determines in good faith that such event is not material to Holders of the Notes.

(b)      The Parent, the other Guarantors of the Notes and the Company shall make available to Holders of any Outstanding Notes and beneficial owners of such Notes and to prospective purchasers designated by such Holders or such beneficial owners, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such Notes (other than Notes held by the Company or an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company) are not freely transferable under the Securities Act.

(c)      If the Parent is a Subsidiary of any direct or indirect parent entity, the Financial Reports required pursuant to Section 4.11(a) may be those of such parent entity instead of the Parent; provided that, if there are material differences (as determined by the Parent in good faith) between the consolidated results of operations, cash flows and financial condition of such parent entity and its Subsidiaries, on the one hand, and of the Parent and its Subsidiaries, on the other hand, the Financial Reports will include a presentation (which may be unaudited), either on the face of the financial statements or in the notes thereto, of the consolidated results of operations, cash flows and financial condition of the Parent and its Subsidiaries (it being understood and agreed that such presentation may take the form of a condensed consolidating statement of operations, statement of cash flows and balance sheet (in each case without notes thereto) or a presentation similar to that provided for by Rule 3‑10 of Regulation S‑X promulgated by the Commission for the applicable periods).

(d)      Anything in the Indenture to the contrary notwithstanding, the Parent shall be deemed to have satisfied its obligation to mail, transmit or otherwise cause to be mailed or transmitted any Financial Report or other information required pursuant to Sections 4.11(a) and 4.11(c) by (a) filing or furnishing such Financial Report or other information with the Commission for public availability or (b) posting such Financial Report or other information on a website (which may be a password protected website) hosted by the Parent or any Subsidiary of the Parent or by a third party, in each case within the applicable time period specified in Section 4.11(a).

(e)      If any Financial Report or other information required by this Section 4.11 (or any other document referred to in Section 4.11(c)) is not filed, mailed, posted, transmitted or otherwise furnished within the applicable time period specified in Section  4.11(a) and such Financial Report or other information is subsequently mailed, filed, posted, transmitted or otherwise furnished, the Parent will be deemed to have satisfied its obligations under this Section 4.11 with respect to such Financial Report or other information, as the case may be, and any Default or Event of Default with respect thereto or resulting therefrom shall be deemed to have been cured and any acceleration of the Notes or exercise of any other remedies under the Indenture resulting therefrom shall be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree.

ARTICLE 5

AMENDMENTS TO BASE INDENTURE

With respect to the Notes, the Base Indenture is hereby amended as set forth below in this Article 5; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture and defined terms used in such amendment shall have the meanings ascribed to such terms in the Base Indenture as modified and supplemented by this Supplemental Indenture.

Section 5.01.      Defined Terms.

(a) Subject to the limitations set forth in the preamble to this Article 5, Section 101 of the Base Indenture is hereby amended by amending and restating the following defined terms:

“Business Day”  means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York, St. Paul, Minnesota or Chicago, Illinois are authorized or obligated by law, regulation or executive order to close.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied; provided that, (I) notwithstanding the foregoing but subject to clause (II) of this proviso, for purposes of determining compliance with any covenant (including the computation under any financial covenant and any related definitions) contained in the Indenture or the amount of Indebtedness or other liabilities, assets, stockholders (or other) equity, net worth, revenues, expenses or net income (loss) of any Person or any of its Subsidiaries or any other amounts appearing in, derived from or used in compiling or preparing, the financial statements (including notes thereto) of any Person and/or any of its Subsidiaries, or making any financial or accounting computation or determination relevant to any Person or any of its Subsidiaries, (a) leases shall be classified and accounted for in accordance with FASB Accounting Standards Codification (“ASC”) 840 as in effect on the Issue Date, (b) Indebtedness of any Person and its Subsidiaries shall exclude the effects of ASC 825 and ASC 470‑20 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, on financial liabilities, (c) the Parent shall make such adjustments as it determines in good faith are necessary to remove the impact of consolidating any variable interest entities under the requirements of ASC 810 or transfers of financial assets accounted for as secured borrowings under ASC 860, as both of such ASC sections are in effect on the Issue Date and (d) if any Person shall own, directly or indirectly, less than 100% of the outstanding Common Stock of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness, other liabilities, assets, stockholders (or other) equity, net worth, revenues, expenses or net income (loss) of such Subsidiary or any other amounts relevant to such Subsidiary appearing in, derived from or used in compiling or preparing the financial statements (including notes thereto) of such Subsidiary or of such Person and/or any of its Subsidiaries, as applicable, shall be included for purposes of determining compliance with any such covenant or determining any such amount or making any such financial or accounting computation or determination referred to above, such pro rata portion to be proportionate to the percentage of the outstanding Common Stock of such Subsidiary owned, directly or indirectly, by such Person (or, at the option of such Person, proportionate to such Person’s total direct and indirect participation or economic interests (expressed as a percentage) in the stockholders (or other) equity or net income (loss) of such Subsidiary or in any other amount or item referred to above or relevant to such Subsidiary or any such determination or computation) and (II) clause (I) of this proviso shall not be applicable for purposes of the Financial Reports and other information required to be delivered by the Parent pursuant to Section 4.11 of the First Supplemental Indenture. For the avoidance of doubt, revenues, expenses, gains and losses that are included in results of discontinued operations because of the application of ASC 205 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, will be treated as revenues, expenses, gains and losses from continuing operations.

(b)      Subject to the limitations set forth in the preamble to this Article 5, Section 101 of the Base Indenture is hereby amended by adding the following defined terms in their appropriate alphabetical position.

““First Supplemental Indenture” means the First Supplemental Indenture to this Indenture, dated as of February 13, 2017, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent, as the same may be amended or supplemented from time to time.”

““Notes” means the Company’s 7.50% Senior Secured Notes due 2022  issued under this Indenture.”

Section 5.02.      Events of Default.

Subject to the limitations set forth in the preamble to this Article 5, clause (4) of the first paragraph of Section 501 of the Base Indenture is hereby amended and restated in its entirety as set forth below:

“(4)      default in the performance, or breach, of any covenant, agreement or warranty of the Company, the Parent or the other Guarantors of the Notes in this Indenture or, if applicable, the Security Documents with respect to any Note (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days (or 45 days in the case of a default in the performance of, or breach of, a Maintenance Covenant) after there has been given to the Company and the Parent by the Trustee or to the Company and the Parent (with a copy to the Trustee) by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and demanding it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

Section 5.03.      Supplemental Indentures With Consent of Holders.

Subject to the limitations set forth in the preamble to this Article 5, the first paragraph of Section 902 of the Base Indenture is hereby amended by (i) renumbering clause (4) of that paragraph as clause (5) and (ii) adding the following paragraph as a new clause (4):

“(4) amend, supplement or waive the Company’s obligation to make an offer to repurchase the Notes pursuant to Section 3.02 of the First Supplemental Indenture, or reduce the premium payable upon any such repurchase or change the time at which any Notes may be repurchased pursuant to Section 3.02 of the First Supplemental Indenture, whether through an amendment, supplement, waiver or modification of provisions in such covenant or any definitions or other provisions in the Indenture or otherwise, unless such amendment, supplement or waiver shall have been consented to by the Holders of a majority in aggregate principal amount of the Outstanding Notes prior to the occurrence of the applicable Change of Control Triggering Event (as defined in the First Supplemental Indenture); or”

Section 5.04.      Merger, Consolidation and Sale of Assets.

Subject to the limitations set forth in the preamble to this Article 5, Article Eight of the Base Indenture is hereby amended and restated in its entirety as set forth below:

“Section 801 Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

(a)        The Company may not, in a single transaction or series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets to any Person, unless:

(1)      either

(i)       the Company shall be the surviving or continuing Person; or

(ii)      the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s properties and assets (the “Successor Company”):

(A)      shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)      shall expressly assume, by supplemental indenture (or other applicable document), executed and delivered to the Trustee or the Collateral Agent, as the case may be, the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, and the due and punctual performance and observance of all of the other obligations of the Company under this Indenture, the Notes and any Security Documents to which the Company is a party;

(2)      immediately after giving pro forma effect to such transaction and, if applicable, the assumption contemplated by clause (a)(1)(ii)(B) above (including giving pro forma effect to any Indebtedness incurred and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by the Company or the Successor Company, as the case may be, or any of its Subsidiaries in connection with such transaction), the Parent: (i) shall be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.01 of the First Supplemental Indenture; or (ii) shall have (x) a Consolidated Recourse Indebtedness to Equity Ratio that is not greater than the Parent’s Consolidated Recourse Indebtedness to Equity Ratio immediately prior to such transaction and (y) a Consolidated Indebtedness to Equity Ratio that is not greater than the Parent’s Consolidated Indebtedness to Equity Ratio immediately prior to such transaction (the computations required by clauses (i) and (ii) shall be computed on a pro forma basis giving effect to such transaction as if it had occurred prior to the last day of the most recent fiscal quarter ending on or prior to the date of such transaction for which internal consolidated financial statements of the Parent are available and the other pro forma adjustments set forth in the definition of  Consolidated Recourse Indebtedness to Equity Ratio or Consolidated Indebtedness to Equity Ratio, as applicable) (it being understood that if the transaction involves a Successor Company and the Parent and the Successor Company have different fiscal quarters, then the relevant fiscal quarter, may, at the election of the Parent, be based on either the Parent’s or the Successor Company’s fiscal quarters);

(3)      immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Company or the Successor Company, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or the Successor Company, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Company or the Successor Company, as the case may be, or any of its Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)      if the Company is not the surviving or continuing Person, each Guarantor of the Notes (unless it is the Successor Company, in which case clause (a)(1)(ii) above shall apply) shall have by supplemental indenture (or other applicable document) confirmed that its Guarantee shall apply to such Successor Company’s obligations under the Notes and this Indenture and that any obligations of such Guarantor under any Security Documents to which such Guarantor is a party shall continue to be in effect; and

(5)      the Parent shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions, limitations, qualifications and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture (or other applicable document) is required in connection with such transaction, such supplemental indenture (or other applicable document) comply with this Indenture.

(b)      For purposes of Section 801(a), sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets or Investments by the Company, in each case in the ordinary course of business, shall not be deemed to constitute the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of the Company.

(c)      Upon the Company’s consolidation with, or merger with or into, any Person or the Company’s sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its properties or assets in accordance with clauses (a)(1)(ii), (2), (3), (4) and (5) above, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Security Documents to which it is a party and, except in the case of a lease, the Company shall be released from all of its obligations under this Indenture, the Notes and such Security Documents.  In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 802 Consolidations and Mergers of a Parent Guarantor and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

(a)      No Parent Guarantor may, in a single transaction or series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets determined on a consolidated basis to any Person, unless:

(1)      either

(i)       such Parent Guarantor shall be the surviving or continuing Person; or

(ii)      the Person (if other than such Parent Guarantor) formed by such consolidation or into which such Parent Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of such Parent Guarantor’s properties and assets (the “Successor Parent Guarantor”):

(A)      shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)      shall expressly assume, by supplemental indenture (or other applicable document), executed and delivered to the Trustee or the Collateral Agent, as the case may be, the obligations of such Parent Guarantor under its Guarantee, this Indenture and any Security Documents to which such Parent Guarantor is a party;

(2)       immediately after giving pro forma effect to such transaction and, if applicable, the assumption contemplated by clause (a)(1)(ii)(B) above (including giving pro forma effect to any Indebtedness incurred and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by such Parent Guarantor or the Successor Parent Guarantor, as the case may be, or any of its Subsidiaries in connection with such transaction), the Parent or, in the case of a Successor Parent Guarantor to the Parent, the Successor Parent Guarantor, as the case may be: (i) shall be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.01 of the First Supplemental Indenture; or (ii) shall have (x) a Consolidated Recourse Indebtedness to

Equity Ratio that is not greater than the Parent’s  Consolidated Recourse Indebtedness to Equity Ratio immediately prior to such transaction and (y) a Consolidated Indebtedness to Equity Ratio that is not greater than the Parent’s Consolidated Indebtedness to Equity Ratio immediately prior to such transaction (the computations required by clauses (i) and (ii) shall be computed on a pro forma basis giving effect to such transaction as if it had occurred prior to the last day of the most recent fiscal quarter ending on or prior to the date of such transaction for which internal consolidated financial statements of the Parent or, in the case of a Successor Parent Guarantor to the Parent, the Successor Parent Guarantor, as the case may be, are available and the other pro forma adjustments set forth in the definition of Consolidated Recourse Indebtedness to Equity Ratio or Consolidated Indebtedness to Equity Ratio, as applicable) (it being understood that if the transaction involves a Successor Parent Guarantor and the Parent and the Successor Parent Guarantor have different fiscal quarters, then the relevant fiscal quarter, may, at the election of the Parent, be based on either the Parent’s or the Successor Parent Guarantor’s fiscal quarters);

(3)      immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of such Parent Guarantor or the Successor Parent Guarantor, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by such Parent Guarantor or the Successor Parent Guarantor, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by such Parent Guarantor or the Successor Parent Guarantor, as the case may be, or any of its Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)      the Parent or, in the case of a Successor Parent Guarantor to the Parent, the Successor Parent Guarantor, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions, limitations, qualifications and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture (or other applicable document) is required in connection with such transaction, such supplemental indenture (or other applicable document) comply with this Indenture.

(b)      For purposes of Section 802(a), (i) sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets or Investments by the Direct Parent or any of its Subsidiaries, in each case in the ordinary course of business, shall not be deemed to constitute the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of the Direct Parent on a consolidated basis and (ii) the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Subsidiaries of a Parent Guarantor the Capital Stock of which constitutes all or substantially all of the properties and assets of such Parent Guarantor on a consolidated basis shall be deemed to be the transfer of all or substantially all of the properties and assets of such Parent Guarantor.

(c)      Upon a Parent Guarantor’s consolidation with, or merger with or into, any Person or a Parent Guarantor’s sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its properties or assets in accordance with clauses (a)(1)(ii), (2), (3) and (4) above, the Successor Parent Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Parent Guarantor under this Indenture, its Guarantee of the Notes and any Security Documents to which it is a party and, except in the case of a lease, such Parent Guarantor shall be released from all of its obligations under this Indenture, its Guarantee of the Notes and such Security Documents.  In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance, or other disposition,  such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 803 Consolidations and Mergers of the Subsidiary Guarantor and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

(a)       The Subsidiary Guarantor may not, in a single transaction or series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Subsidiary Guarantor’s properties and assets to any Person, unless:

(1)       either

(i)        the Subsidiary Guarantor shall be the surviving or continuing Person; or

(ii)       the Person (if other than the Subsidiary Guarantor) formed by such consolidation or into which the Subsidiary Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Subsidiary Guarantor’s properties and assets (the “Successor Subsidiary Guarantor”):

(A)      shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)      shall expressly assume, by supplemental indenture (or other applicable document), executed and delivered to the Trustee or the Collateral Agent, as the case may be, the obligations of the Subsidiary Guarantor under its Guarantee, this Indenture and any Security Documents to which the Subsidiary Guarantor is a party;

(2)      immediately after giving pro forma effect to such transaction and, if applicable, the assumption contemplated by clause (a)(1)(ii)(B) above (including giving pro forma effect to any Indebtedness incurred and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by the Subsidiary Guarantor or the Successor Subsidiary Guarantor, as the case may be, or any of its Subsidiaries in connection with such transaction), the Parent: (a) shall be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.01 of the First Supplemental Indenture; or (b) shall have (i) a Consolidated Recourse Indebtedness to Equity Ratio that is not greater than the Parent’s Consolidated Recourse Indebtedness to Equity Ratio immediately prior to such transaction and (ii) a Consolidated Indebtedness to Equity Ratio that is not greater than the Parent’s Consolidated Indebtedness to Equity Ratio immediately prior to such transaction (the computations required by clauses (a) and (b) shall be computed on a pro forma basis giving effect to such transaction as if it had occurred prior to the last day of the most recent fiscal quarter ending on or prior to the date of such transaction for which internal consolidated financial statements of the Parent are available and the other pro forma adjustments set forth in the definition of Consolidated Recourse Indebtedness to Equity Ratio or Consolidated Indebtedness to Equity Ratio, as applicable) (it being understood that if the transaction involves a Successor Subsidiary Guarantor and the Parent and the Successor Subsidiary Guarantor have different fiscal quarters, then the relevant fiscal quarter, may, at the election of the Parent, be based on either the Parent’s or the Successor Subsidiary Guarantor’s fiscal quarters);

(3)      immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Subsidiary Guarantor or the Successor Subsidiary Guarantor, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Subsidiary Guarantor or the Successor Subsidiary Guarantor, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Subsidiary Guarantor or the Successor Subsidiary Guarantor, as the case may be, or any of its Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(4)      the Parent shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions, limitations, qualifications and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture (or other applicable document) is required in connection with such transaction, such supplemental indenture (or other applicable document) comply with this Indenture.

(b)      For purposes of Section 803(a), sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets or Investments by the Subsidiary Guarantor, in each case in the ordinary course of business, shall not be deemed to constitute the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of the Subsidiary Guarantor.

(c)      Upon the Subsidiary Guarantor’s consolidation with, or merger with or into, any Person or the Subsidiary Guarantor’s sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its properties or assets in accordance with clauses (a)(1)(ii), (2), (3) and (4) above, the Successor Subsidiary Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture, its Guarantee of the Notes and any Security Documents to which it is a party and, except in the case of a lease, the Subsidiary Guarantor shall be released from all of its obligations under this Indenture, its Guarantee of the Notes and such Security Documents.  In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance, or other disposition,  such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 804 Additional Provisions for Consolidations, Mergers, Sales, Leases and Conveyances.

Notwithstanding any of the foregoing provisions of this Article Eight, any Subsidiary of the Parent, including the Company and any other Guarantor of the Notes, may merge with the Parent or another Subsidiary or other Affiliate of the Parent if the principal purpose of such transaction is to reincorporate such Subsidiary in another jurisdiction, to form or collapse a holding company structure or to convert such Subsidiary into a corporation, partnership, limited liability company or trust, as the case may be, organized under the laws of the jurisdiction of organization of such Subsidiary or under the laws of the United States or any State thereof or the District of Columbia.

ARTICLE 6

COLLATERAL AND SECURITY

Section 6.01.      The Collateral; Appointment of Collateral Agent.

(a)      The due and punctual payment of principal of, and premium, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an Interest

Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the performance of all other obligations of the Company and the Guarantors under the Notes, the Guarantees, the Indenture and the Security Documents shall be secured by Liens as provided in the Security Documents which the Company, the Initial Guarantor Security Grantor and the Initial Non-Guarantor Security Grantor have entered into simultaneously with the execution of the Indenture and shall be secured by Liens as provided in the Security Documents hereafter delivered as required or permitted by the Indenture.

(b)      The Trustee and each Holder, by its acceptance of any Notes and the Guarantees thereof, hereby appoints U.S. Bank National Association to act on its behalf as the collateral agent (U.S. Bank National Association in such capacity, and any of its successors and assigns in such capacity, the “Collateral Agent”) under the Indenture and the Security Documents, with such powers as are expressly granted to the Collateral Agent by the terms of the Indenture and the Security Documents, together with such other powers as are reasonably incidental there, and U.S. Bank National Association agrees to act in such capacity.

(c)      The Company, the Guarantors, the Trustee and each Holder, by accepting the Notes and the Guarantees thereof, agrees that the grant of security interest in the Collateral (as now or hereafter constituted) to the Collateral Agent pursuant to the Security Documents shall be granted to the Collateral Agent for the benefit of all of the Holders, the Collateral Agent and the Trustee, in each case pursuant and subject to the terms of the Security Documents, and that the Liens provided for in the Security Documents are subject to, and qualified and limited in all respects by, the Security Documents and actions that may be taken thereunder.

(d)      Each Holder, by its acceptance of any Notes and the Guarantees thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for possession, use, release and foreclosure of the Collateral), as the same may be in effect or as may be amended from time to time in accordance with their terms, and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights under the Security Documents.

Section 6.02.      Further Assurances. Each of the Parent and the Company shall, and the Parent shall cause each Guarantor Security Grantor (other than the Parent) and any Non-Guarantor Security Grantor to, at its sole expense, to do or cause to be done all things which may be required under the Security Documents, or which the Collateral Agent may reasonably request, to confirm that the Collateral Agent holds, for the benefit of the Holders, the Trustee and the Collateral Agent, duly created, enforceable and perfected first-priority Liens in the Collateral (in each case, subject to Permitted Liens) to the extent such Liens are required to be so created, enforced and perfected by the Indenture or the Security Documents.

Section 6.03.      After-Acquired Property. If property required or, in the case of Replaceable Collateral, designated by the Company to be subject to a Lien created by any Security Document in the Collateral is acquired after the Issue Date by the Company, a Guarantor Security Grantor or a Non-Guarantor Security Grantor or is so designated by the Company and is not automatically subject to a perfected security interest under such Security Document, the Company, such Guarantor Security Grantor or such Non-Guarantor Security

Grantor, as applicable, will promptly (but in any event within thirty days after the acquisition or designation thereof, subject to extension by the Collateral Agent) (i) execute and deliver to the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as may be required to grant to the Collateral Agent, for its benefit and for the benefit of the Holders and the Trustee, a Lien on such property as set forth in the Security Documents, subject to no Liens other than Permitted Liens, (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected within the United States to the extent required by such Security Document in accordance with all applicable law, including the filing of any necessary financing statements in applicable jurisdictions within the United States and (iii) deliver such certificates and securities or deposit account control agreements or other control agreements, as applicable, and other instruments in respect of such property as and to the extent required by the Indenture and such Security Document.

Section 6.04.      Release of Liens on the Collateral.

(a)       The Liens on the Collateral securing the obligations of the Company and the Guarantors under the Notes, the Guarantees, the Indenture and the Security Documents shall automatically and without any need for any further action by any Person be released:

(i)       upon release of a Guarantee (with respect to the Liens on the Collateral owned by and securing any Guarantor’s obligations under such Guarantee);

(ii)       in whole upon:

(1)      satisfaction and discharge of the Indenture in accordance with Article Four of the Base Indenture; or

(2)      a defeasance or covenant defeasance of the Indenture in accordance with Article Fourteen of the Base Indenture;

(iii)      in whole upon payment in full of the principal of, and premium, if any,  and interest on, all of the Outstanding Notes;

(iv)      in whole or in part, with the consent of the Holders of the requisite aggregate principal amount of the Outstanding Notes in accordance with Section 902 of the Indenture; or

(v)      as permitted by Section 4.06(c) (with respect to the Liens on the related Replaceable Collateral).

(b)       In connection with any termination or release of any Liens in all or any portion of the Collateral pursuant to the Indenture or any of the Security Documents, the Collateral Agent and, if necessary, the Trustee shall, promptly execute, deliver or acknowledge all documents, instruments and releases that have been requested by the Company, any Guarantor Security Grantor or any Non-Guarantor Security Grantor, as the case may be, to release, reconvey or otherwise return to the Company, such Guarantor Security Grantor or such Non-Guarantor Security Grantor, as the case may be, such Collateral or otherwise give effect to, evidence or confirm such termination or release in accordance with the directions of the

Company, such Guarantor Security Grantor or such Non-Guarantor Security Grantor, as the case may be.  Notwithstanding any provision to the contrary contained herein, as and when requested by the Company, any Guarantor Security Grantor or any Non-Guarantor Security Grantor, the Trustee shall instruct the Collateral Agent to (i) authorize the filing of Uniform Commercial Code termination statements, amendments or releases, (ii) execute letter agreements terminating all securities or deposit account control agreements or other control agreements entered into by the Company, any Guarantor Security Grantor or any Non-Guarantor Security Grantor and (iii) deliver any certificated securities and any other instruments or possessory collateral in the possession of the Collateral Agent, in each case, which shall be prepared by the Company, such Guarantor Security Grantor or such Non-Guarantor Security Grantor, solely to the extent necessary to delete or release (which shall include partial deletions and releases), as applicable, Liens on property or assets that are permitted to be so released or deleted pursuant to the terms of the Indenture or the Security Documents.

(c)      The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under the Indenture in contravention of the provisions hereof if and to the extent such Collateral is released pursuant to the Indenture or the Security Documents or upon termination of the Indenture, and each of the Holders, by accepting any Notes and the Guarantees thereof, acknowledges same.

Section 6.05.      Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Security Documents.

(a)      Subject to the provisions of the Security Documents and the Indenture, the Collateral Agent may (but shall not have the obligation to) take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) upon the occurrence and during the continuance of an Event of Default, collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Guarantors under the Notes, the Guarantees, the Indenture and the Security Documents.  Subject to the provisions of the Security Documents, the Collateral Agent shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or the Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Collateral Agent).

(b)      Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity, perfection, priority or enforceability of the Liens in any Collateral, for the sufficiency of the Collateral, for the validity of the title of the Company, any

Guarantor Security Grantor or any Non-Guarantor Security Grantor to any part of the Collateral, for insuring the Collateral or for the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.  Neither the Trustee nor the Collateral Agent shall have any responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.

(c)      The Trustee or the Collateral Agent, in taking any action under the Security Documents shall be entitled to receive, if requested, as a condition to take any action, an Officer’s Certificate and Opinion of Counsel (which may be subject to customary assumptions, limitations, qualifications and exceptions) to the effect that such action does not violate the Indenture or the Security Documents, and the Trustee or the Collateral Agent shall be fully protected in relying thereon.

(d)      In acting under the Security Documents, the Trustee and Collateral Agent shall each have all the protections, rights, indemnities and immunities given to them under the Indenture.

Section 6.06.      Delivery of Annual Opinions; Compliance with Trust Indenture Act Where Applicable.

(a)      On or before March 31 in each calendar year, commencing in 2018, the Company shall furnish to the Collateral Agent and the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, the Security Documents create in favor of the Collateral Agent a security interest in the Collateral and that such security interest is perfected.  Such Opinion of Counsel may be subject to customary qualifications, limitations, exceptions and assumptions, and need only address such portion of the Collateral that is addressed in any similar security interest opinion delivered on the Issue Date.

(b)      In the event, and solely in the event, that the Company in its sole discretion shall cause the Indenture to be qualified under the Trust Indenture Act and then only during such time, if any, as the Indenture is so qualified, the Company will comply with Sections 314(b) and 314(d) of the Trust Indenture Act, in each case following qualification of the Indenture pursuant to the Trust Indenture Act, if the Company in its sole discretion elects to qualify the Indenture under the Trust Indenture Act, except to the extent not required as set forth in any Commission regulation or interpretation or guidance (including any no-action letter or exemptive order issued by the Staff of the Commission, whether issued to the Company or any other Person).  Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Section 314(b)(2) of the Trust Indenture Act, the Company will furnish such opinion not more than 90 but not less than 30 days after January 1 of each year and the Company shall thereafter cease to have any obligation to furnish an opinion pursuant to Section 6.06(a).

(c)      Any release of Collateral permitted by Section 6.04 will be deemed not to impair the Liens under the Indenture and the Security Documents in contravention thereof and, if the Indenture is qualified under the Trust Indenture Act at the time of such release, any Person that is required to deliver any certificate or opinion pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.  The Trustee shall, to the extent permitted by Section 602 of the Base Indenture, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such certificate or opinion.

(d)      If any Collateral is released in accordance with the Indenture or any Security Document, and, if at the time of such release the Indenture is qualified under the Trust Indenture Act, the Company will determine whether it has delivered all documentation required by Section 314(d) of the Trust Indenture Act in connection with such release.

Section 6.07.      Replacement of Collateral Agent.

(a)      No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent pursuant to this Section 6.07 shall become effective until the acceptance of appointment by the successor Collateral Agent in accordance with the requirements of this Section 6.07.

(b)      The Collateral Agent may resign at any time by giving written notice thereof to the Company, the Guarantors and the Trustee (if the Trustee is not the Collateral Agent).  If an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition, at the expense of the Company and the Guarantors, any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(c)      The Collateral Agent may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Collateral Agent and to the Company and the Guarantors.  If an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after the delivery of such Act to the Collateral Agent, the Collateral Agent may petition, at the expense of the Company and the Guarantors, any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(d)      If at any time the Collateral Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,  (i) the Company by or pursuant to a Board Resolution may remove the Collateral Agent and appoint a successor Collateral Agent or (ii) any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

(e)      If the Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Collateral Agent for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Collateral Agent.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Collateral Agent shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the Guarantors and the retiring Collateral Agent, the successor Collateral Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Collateral Agent and to that extent supersede the successor Collateral Agent appointed by the Company.  If no successor Collateral Agent shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(f)      The Company shall give notice of each resignation and each removal of the Collateral Agent and each appointment of a successor Collateral Agent in the manner provided for notices to the Holders of Notes in Section 106 of the Base Indenture.  Each notice shall include the name of the successor Collateral Agent and the address of its principal office.

(g)      In case of the appointment hereunder of a successor Collateral Agent, such successor Collateral Agent shall execute, acknowledge and deliver to the Company and the Guarantors and to the retiring Collateral Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Collateral Agent; but, on request of the Company, any Guarantor or the successor Collateral Agent, such retiring Collateral Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Collateral Agent all the rights, powers and trusts of the retiring Collateral Agent, and shall duly assign, transfer and deliver to such successor Collateral Agent all property and money held by such retiring Collateral Agent under the Indenture, subject nevertheless to any lien and claim such Collateral Agent may have under the Indenture.

(h)      Upon request of any such successor Collateral Agent, the Company, the Guarantors and the Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and trusts referred to in paragraph (g) of this Section.

(i)      Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 7

GUARANTEE

Section 7.01.      Applicability of Article Sixteen of the Base Indenture.

(a)      Article Sixteen of the Base Indenture shall apply to the Notes. Each Parent Guarantor and the Subsidiary Guarantor shall provide a Guarantee in respect of the Notes the terms of which are specified in Article Sixteen of the Base Indenture, and clauses (b) and (c) of this Section 7.01 shall govern the release of such Guarantees.

(b)      The Subsidiary Guarantor’s Guarantee will automatically terminate and be released, all other obligations of the Subsidiary Guarantor under the Indenture and the Security Documents will automatically terminate and the Subsidiary Guarantor will automatically be released from all of its obligations under its Guarantee, the Indenture and the Security Documents:

(i)      upon defeasance or covenant defeasance of the Notes pursuant to Article Fourteen of the Base Indenture or discharge of the Notes  pursuant to Article Four of the Base Indenture;

(ii)     if the Subsidiary Guarantor is dissolved or liquidated or its affairs wound up and such dissolution, liquidation or winding up is permitted (or not prohibited) by the Indenture;

(iii)    upon the merger of the Subsidiary Guarantor into, or the consolidation of the Subsidiary Guarantor with, the Company or another Guarantor; and

(iv)    under the circumstances set forth in Section 803(c) of the Indenture.

(c)       A Parent Guarantor’s Guarantee will automatically terminate and be released, all other obligations of such Parent Guarantor under the Indenture and the Security Documents will automatically terminate and such Parent Guarantor will automatically be released from all of its obligations under its Guarantee, the Indenture and the Security Documents:

(i)      upon defeasance or covenant defeasance of the Notes pursuant to Article Fourteen of the Base Indenture or discharge of the Notes  pursuant to Article Four of the Base Indenture; and

(ii)     under the circumstances set forth in Section 802(c) of the Indenture.

ARTICLE 8

MISCELLANEOUS

Section 8.01.      Effect on Successors and Assigns.

Notwithstanding Section 110 of the Base Indenture, all agreements of the Company, the Guarantor, the Trustee, the Security Registrar and the Paying Agent in the Indenture, the Notes and the Guarantees will bind their respective successors.

Section 8.02.      Governing Law.

THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.03.      No Security Interest Created by Indenture or Notes; Security Interest Granted under Security Documents.

Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction. The security interests in the Collateral shall be granted pursuant to the Security Documents.

Section 8.04.      Benefits of this Supplemental Indenture.

Nothing in this Supplemental Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar, any Authenticating Agent and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 8.05.      Calculations.

Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the accrued interest payable on the Notes, the total fair market of the Financial Assets Collateral and the Net Asset Value of the Depositors.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.  The Trustee and the Collateral Agent shall be entitled to conclusively rely on, and shall have no liability in connection with, any calculations or information provided by the Company.

Section 8.06.      Execution in Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.07.      Notices.

The Company, any Guarantor or the Trustee, by notice given to any other party hereto in the manner provided in Section 105 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 105 and 106 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, also deliver a copy of such notice to the Trustee, the Paying Agent and the Security Registrar.  Each notice to the Trustee, the Paying Agent and the Security Registrar shall be sufficiently given if in writing and mailed, first‑class postage prepaid to the address most recently sent by the Trustee, the Paying Agent or the Security Registrar, as the case may be, to the Company.

Section 8.08.      Ratification of Base Indenture.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided.  For the avoidance of doubt, each of the Company, the Guarantors and each Holder of Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 8.09.      Recitals not made by the Trustee and the Collateral Agent.

The recitals in this Supplemental Indenture are made by the Company and the Guarantors only and not by the Trustee or the Collateral Agent, and all of the provisions contained in the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

READYCAP HOLDINGS, LLC, as Issuer

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

SUTHERLAND ASSET MANAGEMENT CORPORATION, as Guarantor and as Parent

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

SUTHERLAND PARTNERS, L.P., as Guarantor

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

SUTHERLAND ASSET I, LLC, as Guarantor

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

READYCAP COMMERCIAL, LLC, as Guarantor

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jessica J. Elliott
Name: Jessica J. Elliott
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Legend (to be inserted for Global Notes only): UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM UNDER THE LIMITED CIRCUMSTANCES PERMITTED BY THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.]

[Restrictive Legend (to be inserted for every Note unless otherwise provided in an Officer’s Certificate of the Company delivered to the Trustee): THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY ACCEPTING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY [(AS DEFINED BELOW)] THAT THIS NOTE MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, ANY AFFILIATE OF THE COMPANY (AS DEFINED UNDER THE SECURITIES ACT) OR KEEFE, BRUYETTE & WOODS, INC., INCAPITAL LLC AND SANDLER O’NEILL & PARTNERS, L.P. (COLLECTIVELY, THE “INITIAL PURCHASERS”), (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR TRANSFER PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” WITHIN THE MEANING OF, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (4) TO AN INSTITUTIONAL INVESTOR THAT QUALIFIES AS AN “ACCREDITED INVESTOR,” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER

THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE INSTITUTIONAL ACCREDITED INVESTORS UNLESS SUCH TRANSFEREE IS A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION AS DESCRIBED IN SECTION 3(a)(5)(A) OF THE SECURITIES ACT, WHETHER ACTING IN ITS INDIVIDUAL CAPACITY OR IN A FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE HOLDER’S PROPERTY SHALL AT ALL TIMES BE AND REMAIN WITHIN ITS CONTROL.  WITH RESPECT TO ANY RESALE OR OTHER TRANSFER OF THIS NOTE (IF IN CERTIFICATED FORM) DESCRIBED IN CLAUSE (2), (3) OR (4) ABOVE, A SECURITY REGISTRAR FOR THE NOTES (“SECURITY REGISTRAR”) WILL REQUIRE THE SUBMISSION TO IT OF THIS NOTE DULY COMPLETED AND THE CERTIFICATE PRESCRIBED THEREFOR IN THE INDENTURE FROM THE HOLDER AND, IN THE CASE OF A RESALE OR OTHER TRANSFER DESCRIBED IN CLAUSE (4) ABOVE, THE TRANSFEREE.  IN ADDITION, WITH RESPECT TO ANY RESALE OR OTHER TRANSFER OF THIS NOTE (IF IN CERTIFICATED FORM) DESCRIBED IN CLAUSE (4) OR (6) ABOVE, THE COMPANY AND ANY SECURITY REGISTRAR MAY REQUIRE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION TO CONFIRM THAT THE PROPOSED RESALE OR OTHER TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE FOREGOING REQUIREMENTS SHALL NOT APPLY IF THIS LEGEND HAS BEEN REMOVED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE INDENTURE.

BY ACCEPTING THIS NOTE, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) AND IT IS AWARE THAT THE RESALE OR OTHER TRANSFER TO IT IS BEING MADE IN RELIANCE ON RULE 144A, (B) AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST BE SUCH AN INSTITUTIONAL ACCREDITED INVESTOR UNLESS THE ACQUIROR IS A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION AS DESCRIBED IN SECTION 3(a)(5)(A) OF THE SECURITIES ACT, WHETHER ACTING IN ITS INDIVIDUAL CAPACITY OR IN A FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (C) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN ACCORDANCE WITH, REGULATION S AND, IN EACH CASE, THAT IT IS ABLE TO

BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THIS NOTE AND HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ACQUIRING THIS NOTE AND (2) IT WILL NOTIFY ANY ACQUIROR OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTIONS SPECIFIED ABOVE AND THAT THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED FOR SALE UNDER THE SECURITIES ACT OR ANY STATE OR OTHER SECURITIES LAWS, THAT SUCH ACQUIROR SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH ACQUIROR SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.]

No.:

ReadyCap Holdings, LLC

7.50% Senior Secured Notes Due 2022

CUSIP No.: [●][1]

ISIN No.: [●][2]

ReadyCap Holdings, LLC, a Delaware limited liability company (the “Company,” which term includes its successors under the Indenture referred to herein), promises to pay to [                        ], or registered assigns, the principal sum [of [    ] Dollars]3 [set forth on the Schedule of Increases or Decreases in Global Note attached hereto (as the same may be revised from time to time)]4 on February 15, 2022 unless previously redeemed or repurchased.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

1Rule 144A Note CUSIP: 755763 AA7

Regulation S Note CUSIP: U75352 AA9

IAI Note CUSIP: 755763 AB5

2Rule 144A Note ISIN: US755763AA79

Regulation S Note ISIN: USU75352AA98

IAI Note ISIN: US755763AB52

3Insert for Certificated Notes.

4Insert for Global Notes. If the Note is to be issued in global form, also include Attachment 2 hereto captioned

“SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

READYCAP HOLDINGS, LLC

By:
Name: Frederick C. Herbst
Title: Manager

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

Dated:

(REVERSE OF NOTE)

7.50% Senior Secured Notes Due 2022

Section 1.  Interest

The Company promises to pay interest on the principal amount of this Note at a rate of 7.50% per annum until February 15, 2022 or such earlier date on which the principal of this Note shall have been paid or duly provided for.  The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year (each an “Interest Payment Date”), commencing August 15, 2017.  Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including February 13, 2017; provided that if this Note is authenticated between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest on this Note shall accrue from such next succeeding Interest Payment Date.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.  Method of Payment

Interest on the Company’s 7.50% Senior Secured Notes Due 2022 issued under the Indenture (the “Notes”) payable on any Interest Payment Date will be paid to the Persons who are the Holders of the Notes at the close of business on the February 1 or August 1 (in each case whether or not a Business day) (each a “Regular Record Date”) immediately preceding such Interest Payment Date, except as provided in Section 307 of the Indenture with respect to Defaulted Interest.  Holders must surrender Notes to a Paying Agent to receive payments of principal and premium, if any.  The Company will pay the principal of, and premium, if any, and interest on, the Notes in Dollars.  The Company will pay the principal of, and premium, if any, and interest, if any, on, any Certificated Notes at the office or agency maintained by the Company for such purpose in The City of New York, New York, upon surrender of such Certificated Notes by the Holders thereof at such office or agency.  Interest on any Certificated Notes may also be paid, at the Company’s option, by check mailed to the registered addresses of the Holders entitled thereto or by wire transfer to accounts in the United States of America specified by such Holders.  The Company will pay the principal of, and premium, if any, and interest on, Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as Holder of such Global Notes.

Section 3.  Paying Agent and Security Registrar

Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Security Registrar.  The Company may replace or change any Paying Agent or Security Registrar so long as there is a Paying Agent and Security Registrar in The City of New York, New York, and may appoint additional Paying Agents and Security Registrars, in each case without the approval of, or notice to, Holders.  The Company or any of its Subsidiaries may act as Security Registrar or Paying Agent.

Section 4.  Indenture

The Company issued the Notes under an Indenture, dated as of February 13, 2017 (the “Base Indenture”), among the Company, Sutherland Asset Management Corporation, the ultimate parent of the Company (the “Parent”), Sutherland Partners, L.P., an indirect parent of the Company (the “Operating Partnership”), Sutherland Asset I, LLC, the direct parent of the Company (the “Direct Parent”), ReadyCap Commercial, LLC, the Company’s Wholly Owned Subsidiary (together with the Parent, the Operating Partnership and the Direct Parent, the “Guarantors”) and U.S. Bank National Association, as trustee (together with its successors in such capacity, the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of February 13, 2017 (the “First Supplemental Indenture”), among the parties to the Base Indenture and U.S. Bank National Association as Trustee and as collateral agent (the Base Indenture, as so amended and supplemented and as may be further amended or supplemented from time to time, the “Indenture”).  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  Terms defined in the Indenture and not defined in this Note have the meanings ascribed thereto in the Indenture.

Section 5.  Optional Redemption; Selection of Notes for Redemption; Notice of Redemption

The Notes may be redeemed in whole or in part at the Company’s option at any time and from time to time in accordance with Section 3.01 of the First Supplemental Indenture and Article Eleven of the Base Indenture.

If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata; provided that, in the case of Notes represented by one or more Global Notes, interests in the Global Notes will be selected for redemption by the Depositary in accordance with the Applicable Procedures.

Notes shall be redeemed in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $100,000 or an integral multiple of $1,000 in excess thereof.  Notice of any redemption will be given as provided in the Indenture at least 30 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed.

On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with a Paying Agent, on or before the applicable Redemption Date, funds in an amount sufficient to pay the Redemption Price of the Notes or portions thereof called for redemption on such Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the Redemption Price upon surrender of the Notes to be redeemed to the Paying Agent.

Section 6.  Sinking Fund

Except as described in Section 7 below, the Company is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the

Notes. The Company may at any time and from time to time acquire Notes by means other than a redemption or a repurchase pursuant to Section 7 below, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Section 7.  Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require that the Company repurchase all or a portion of such Holder’s Notes (except with respect to any Notes held by such Holder in respect of which the Company has exercised its right of redemption pursuant to Section 3.01 of the First Supplemental Indenture and Article Eleven of the Base Indenture by sending (or causing the Trustee to send) a notice of redemption that is not subject to any conditions) pursuant to a Change of Control Offer at a price in cash equal to 101% of the principal amount thereof plus unpaid interest, if any, accrued to, but excluding, the applicable Change of Control Repurchase Date (subject to the right of Holders on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Repurchase Date).

Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Repurchase Date (unless the Company shall default in the payment of the Change of Control Repurchase Price of the Notes).

Section 8.  Guarantees

The payment of the principal of, and premium, if any, and interest on, the Notes will be unconditionally and irrevocably guaranteed, jointly and severally, by the Guarantors on the terms, to the extent and subject to the conditions and limitations set forth in the Indenture, including provisions for the release and termination of such Guarantees and the obligations of each Guarantor from its obligations under its Guarantee of the Notes, the Indenture and the Security Documents.

Section 9.  Security

The Company’s and the Guarantors’ respective obligations under the Notes and the Guarantees of the Notes will be secured by a perfected first-priority Lien (subject to Permitted Liens) on the Collateral pursuant to the Security Documents.

Section 10.  Denominations; Transfer; Exchange

The Notes are issued in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged for an equal principal amount of Notes of other authorized denominations as requested by the Holder if the Security Registrar’s requirements and the requirements under the Indenture for such transaction are met. The Company and any Security Registrar may also require a Holder to furnish endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes in addition to any documents that are required or may be required as provided in the Indenture, and the Company and any Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. A Security Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Section 3.01 of the First Supplemental Indenture and Article Eleven of the Base Indenture, except the unredeemed portion of any Note being redeemed in part or (iii) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Section 11.  Persons Deemed Owners

Subject to the provisions of the Indenture and to the fullest extent permitted by applicable law, the Holder of a Note may be treated as the owner thereof for all purposes.

Section 12.  Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request.  After any such payment, Holders entitled to the money must look only to the Company as a general creditor and not to the Trustee or Paying Agent for payment.

Section 13.  Discharge, Legal Defeasance and Covenant Defeasance; Covenant Suspension

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or Government Obligations for the payment of principal, premium, if any, and interest on the Notes.  Upon any such termination, any Guarantees of the Notes, the obligations of the Guarantors under the Indenture, their Guarantees and the Security Documents and the Liens on the Collateral securing the Company’s and the Guarantors’ respective obligations under the Notes and the Guarantees thereof, will also be automatically terminated.

Section 14.  Amendment, Waiver, Deemed Consents, Releases

The Indenture, the Notes, the Guarantees thereof and the Security Documents may be modified, amended or supplemented as provided in the Indenture, and compliance with any provision of the Indenture, the Notes, the Guarantees thereof  and the Security Documents may be waived, as provided in the Indenture.  Any modification, amendment, supplement or waiver shall be conclusive and binding on all present and future Holders of Notes, whether or not notation of such modification, amendment, supplement or waiver is made upon the Notes.

Section 15.  Defaults and Remedies

If an Event of Default (other than an Event of Default resulting from any Bankruptcy Event involving the Parent, the Company or any Guarantor) with respect to the Notes occurs and is continuing, the Trustee (acting at the direction of the Holders of the Notes) or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of, any unpaid interest accrued on, all of the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) as provided in the Indenture.  If an Event of Default resulting from any Bankruptcy Event involving the Parent, the Company or any Guarantor occurs and is continuing, then all unpaid principal of, and any unpaid interest accrued on, all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in principal amount of the Outstanding Notes may rescind and cancel any such acceleration and its consequences on the terms and subject to the conditions provided in the Indenture.

Section 16.  Individual Rights of Trustee and Other Agents

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee. Any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company or any Guarantor may do the same with like rights. However, the Trustee must comply with Section 607 of the Base Indenture.

Section 17.  Immunity of Partners, Members, Stockholders, Directors, Officers and Agents of the Company and the Guarantors.  No recourse under or upon any obligation, covenant or agreement contained in the Indenture, the Notes, any Guarantees thereof or the Security Documents, or because of any indebtedness evidenced thereby, shall be had against any past, present or future partner, member, stockholder, employee, officer or director, as such, of the Company, any Guarantor or any Non-Guarantor Security Grantor or of any of the Company’s, any Guarantor’s or any Non-Guarantor Security Grantor’s predecessors or successors, either directly or indirectly, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issuance of the Notes.

Section 18.  Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

Section 19.  Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

Section 20.  Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Section 21.      Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 22.      CUSIP and ISIN Numbers.

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices to Holders as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

[ATTACHMENT 1]

FORM OF ASSIGNMENT AND TRANSFER

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                         as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

___________________________________________________________

Date: ________________ Your Signature(s):_______________________

___________________________________________________________

Sign exactly as your name(s) appear(s) on the face of this Note.

Signature Guarantee:__________________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[ATTACHMENT 2:

TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ].  The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[ATTACHMENT 3]

FORM OF OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note repurchased by the Company pursuant to Section 3.02 (Change of Control Repurchase) of the First Supplemental Indenture, check this box:  [ ]

If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.02 of the First Supplemental Indenture, state the principal amount of this Note you elect to have repurchased (if no amount is specified below it means you are electing to have this Note repurchased by the Company in its entirety):

$ __________________*

Date: __________________ Your Signature(s): __________________

(Sign exactly as your name(s) appear(s) on the face of this Note)

Signature Guarantee:________________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*Must be $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of a Note must be a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof.

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association

111 Fillmore Avenue

St. Paul, Minnesota 55107

Attention: Bondholder Services

Re: ReadyCap Holdings, LLC

$[   ] 7.50% Senior Secured Notes Due 2022 (the “Notes”)

Reference is hereby made to the Indenture dated as of February 13, 2017 by and among ReadyCap Holdings, LLC (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto relating to the Notes (as so supplemented and as may be further amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in a U.S. Global Note (CUSIP No. 755763 AA7 / ISIN No. US755763AA79) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. US75352 AA9/ ISIN No. USU75352AA98) to be held by [[Euroclear] [Clearstream Luxembourg]] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(2) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of a transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of a transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

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(3) no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

(4) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied;

(5) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person;

(6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7) upon completion of the transfer or exchange, as applicable, the beneficial interest being transferred or exchanged as described above will be held with DTC through Euroclear or Clearstream Luxembourg or both.

The Transferor does hereby further certify that the Transferor has notified the transferee that (i) such Notes have not been, and will not be, registered under the Securities Act or any state or other securities laws, (ii) such Notes are subject to the restrictions on the resale or other transfer thereof set forth in such Notes, the Indenture and the Offering Memorandum, (iii) the transferee shall be deemed to have represented and agreed as to those matters referred to herein and therein and (iv) the transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

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EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association

111 Fillmore Avenue

St. Paul, Minnesota 55107

Attention: Bondholder Services

Re: ReadyCap Holdings, LLC

$[   ] 7.50% Senior Secured Notes Due 2022 (the “Notes”)

Reference is hereby made to the Indenture dated as of February 13, 2017 by and among ReadyCap Holdings, LLC (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto relating to the Notes (as so supplemented and as may be further amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in a U.S. Global Note (CUSIP No. 755763 AA7 / ISIN No. US755763AA79) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. US75352 AA9/ ISIN No. USU75352AA98) to be held by [[Euroclear] [Clearstream Luxembourg] through] DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with either (1) Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) Rule 144 under the Securities Act, and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) with respect to transfers and exchanges made in reliance on Regulation S (including any such transfers and exchanges made after the U.S. Resale Restriction Termination Date):

(A)        the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(B)        either: (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of a transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of a transfer pursuant to Rule 904 of Regulation S

C-1

and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(C)        no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and

(D)        the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2) with respect to transfers made after the U.S. Resale Restriction Termination Date: such Notes are being transferred in a transaction permitted by, and in compliance with, Rule 144 under the Securities Act and the Transferor is contemporaneously delivering to the Security Registrar and the Company, a legal opinion in form and substance satisfactory to the Company, to the effect that such transfer or exchange is being made in reliance on Rule 144, that the Transferor may transfer such Note without registration under the Securities Act pursuant to Rule 144.

[This paragraph shall not apply if the Transferor is making the certification in clause (2) above and the Company has notified the Transferor in writing that it has determined that no further transfer restrictions are required for compliance with the Securities Act] The Transferor does hereby further certify that the Transferor has notified the transferee that (i) such Notes have not been, and will not be, registered under the Securities Act or any state or other securities laws, (ii) such Notes are subject to the restrictions on the resale or other transfer thereof set forth in such Notes, the Indenture and the Offering Memorandum, (iii) the transferee shall be deemed to have represented and agreed as to those matters referred to herein and therein and (iv) the transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL NOTE

TO U.S. GLOBAL NOTE PRIOR TO THE

EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association

111 Fillmore Avenue

St. Paul, Minnesota 55107

Attention: Bondholder Services

Re: ReadyCap Holdings, LLC

$[   ] 7.50% Senior Secured Notes Due 2022 (the “Notes”)

Reference is hereby made to the Indenture dated as of February 13, 2017 by and among ReadyCap Holdings, LLC (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto relating to the Notes (as so supplemented and as may be further amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in a Regulation S Global Note (CUSIP No. US75352 AA9/ ISIN No. USU75352AA98) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the U.S. Global Note (CUSIP No. 755763 AA7 / ISIN No. US755763AA79) to be held through DTC.

In connection with such request, and in respect of such Notes, the Transferor hereby certifies that such transfer or exchange, as applicable, is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer or exchange, as applicable, is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

The Transferor does further certify that (i) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer or exchange, as applicable, (ii) such Notes have not been, and will not be, registered under the Securities Act or any state or other securities laws, (iii) such Notes are subject to the restrictions on the resale or other transfer thereof set forth in such Notes, the Indenture and the Offering Memorandum, (iv) the transferee shall be deemed to

D-1

have represented and agreed as to those matters referred to herein and therein and (v) the transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF TRANSFEROR CERTIFICATE FOR OTHER TRANSFERS

U.S. Bank National Association

111 Fillmore Avenue

St. Paul, Minnesota 55107

Attention: Bondholder Services

Re: ReadyCap Holdings, LLC

$[   ] 7.50% Senior Secured Notes Due 2022 (the “Notes”)

Reference is hereby made to the Indenture dated as of February 13, 2017 by and among ReadyCap Holdings, LLC (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto relating to the Notes (as so supplemented and as may be further amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by [a Certificated Note, with serial no. [                   ], held by [TRANSFEROR] (the  “Transferor”)][a beneficial interest in a Regulation S Global Note (CUSIP No. US75352 AA9/ ISIN No. USU75352AA98) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)].  The Transferor has requested a transfer of the foregoing principal amount of [such Note to [TRANSFEREE] in the form of a [Certificated Note][a beneficial interest in a U.S. Global Note (CUSIP No. 755763 AA7 / ISIN No. US755763AA79)][a beneficial interest in a Regulation S Global Note(CUSIP No. US75352 AA9/ ISIN No. USU75352AA98)]] [its beneficial interest in the Regulation S Global Note to [TRANSFEREE]].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture, and accordingly the Transferor does hereby represent, covenant or agree as follows:

CHECK ONE BOX BELOW

(1)      ☐      such Notes are being transferred to the Company or an Affiliate of the Company; or

(2)      ☐      such Notes are being transferred to Keefe, Bruyette & Woods, Inc., Incapital LLC or Sandler O’Neill & Partners, L.P.; or

(3)      ☐      such Notes are being transferred pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.  The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer; or

(4)      ☐      [Regulation S Transfers prior to the expiration of the Distribution Compliance Period] such Notes are being transferred pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of a transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of a transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; (iv) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied; (v) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person; (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (vii) if such Notes are being transferred for interests in a Regulation S Global Note, upon completion of the transfer, the Notes being transferred will be held with DTC through Euroclear or Clearstream Luxembourg or both; or

(5)      ☐      [Regulation S Transfers after the expiration of the Distribution Compliance Period] such Notes are being transferred pursuant to and in accordance with Regulation S, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii)        either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of a transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of a transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii)     no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(6)      ☐      such Notes are being transferred to an “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an “institutional accredited investor”) purchasing or otherwise acquiring such Notes for its own account or as fiduciary or agent for others (each of whom is an institutional accredited investor) unless the acquiror is a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual capacity or in a fiduciary capacity) for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and the Transferor has not utilized any “general solicitation” or “general advertising” (within the meaning of the Securities Act and the rules and regulations thereunder) in connection therewith.

(7)      ☐      such Notes are being transferred pursuant to an effective registration statement under the Securities Act; or

(8)     ☐      such Notes are being transferred pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Security Registrar will refuse to register any of the Notes to be transferred in the name of any Person other than the Holder thereof; provided,  however, that if box (6) or (8) is checked, the Transferor may be required to deliver such additional certifications, legal opinions and other information as may be required by the Company and the Security Registrar to confirm that the proposed transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

The Transferor does hereby further certify that the Transferor has notified the transferee that (i) such Notes have not been, and will not be, registered under the Securities Act or any state or other securities laws, (ii) such Notes are subject to the restrictions on the resale or other transfer thereof set forth in such Notes, the Indenture and the Offering Memorandum, (iii) the

transferee shall be deemed to have represented and agreed as to those matters referred to herein and therein and (iv) the transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

EXHIBIT F

FORM OF TRANSFEREE CERTIFICATE

TO BE EXECUTED BY INSTITUTIONAL ACCREDITED INVESTORS

U.S. Bank National Association

111 Fillmore Avenue

St. Paul, Minnesota 55107

Attention: Bondholder Services

Re: ReadyCap Holdings, LLC

$[   ] 7.50% Senior Secured Notes Due 2022 (the “Notes”)

Reference is hereby made to the Indenture dated as of February 13, 2017 by and among ReadyCap Holdings, LLC (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto relating to the Notes (as so supplemented and as may be further amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

In connection with our acquisition of  $[  ] aggregate principal amount of Notes represented by [a Certificated Note, with serial no. [                         ], held by [TRANSFEROR] (the “Transferor”)][a beneficial interest in a Regulation S Global Note (CUSIP No. US75352 AA9/ ISIN No. USU75352AA98) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)], we represent, warrant and agree that:

1.      We understand that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other securities laws and may not be offered or sold except as permitted below.  We agree, by our purchase or other acquisition thereof, on our own behalf and on behalf of any investor account for which we are purchasing or otherwise acquiring the Notes, that, if we decide to offer, sell or otherwise transfer any such Notes prior to (i) the date which is one year after the later of (A) the date of original issuance of such Notes and (B) the last date on which the Company or any Affiliate (as defined in Rule 405 under the Securities Act) of the Company was the holder or beneficial owner of such Notes (or any predecessor thereto) and (ii) such later date, if any, as may be required by any subsequent change in applicable law (the “U.S. Resale Restriction Termination Date”), then we will make such offer, sale or other transfer only (a) to the Company, any Affiliate of the Company or Keefe, Bruyette & Woods, Inc., Incapital LLC or Sandler O’Neill & Partners, L.P. (b) for so long as such Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer within the meaning of Rule 144A (a “QIB”) purchasing or otherwise acquiring such Notes for its own account or as fiduciary or agent for others (each of whom must be a QIB) and to whom notice is given that the transfer is being made in reliance on Rule 144A, (c) to an institutional investor that qualifies as an “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an “institutional accredited investor”) purchasing or otherwise acquiring such Notes for its own account or as fiduciary or agent for others (each of whom must also be an institutional accredited investor unless the acquiror is a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual capacity or in a fiduciary capacity) for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, (d) to a non-”U.S. Person” in an “offshore transaction” within the meaning of, and in accordance with, Regulation S under the Securities Act, (e) pursuant to an effective registration statement under the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act and the securities laws of each other applicable jurisdiction, subject, in each of the foregoing cases, to any requirements of law that govern the disposition of our property.  If any sale or other transfer of the Notes is proposed to be made prior to the U.S. Resale Restriction Termination Date, we shall deliver a certificate to the Security Registrar in the form prescribed in the Indenture and, if the transferee is an institutional accredited investor, the transferee shall deliver a certificate to the Security Registrar in the form of this certificate.  We acknowledge that the Company and the Security Registrar reserves the right prior to any sale or other transfer pursuant to clause (c) or (f) to require the delivery of such certifications, legal opinions or other information as is reasonable to confirm that such sale or other transfer is exempt from, or not subject to, the registration requirements of the Securities Act.  We acknowledge that, prior to the U.S. Resale Restriction Termination Date, the Notes will bear a legend to the effect of the foregoing.

2.      We are (i) not an Affiliate of the Company and (ii) an institutional accredited investor purchasing or otherwise acquiring the Notes for our own account or as fiduciary or agent for others (each of whom must also be an institutional accredited investor unless the acquiror is a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual capacity or in a fiduciary capacity) for investment purposes and not with view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

3.      In the event that we acquire any Notes, we will acquire such Notes having an aggregate principal amount of not less than $100,000 and integral multiples of $1,000 in excess thereof for our own account and for each investor account for which we are acting.

4.      Either (i) No portion of the assets that will be used by us to acquire or hold such Notes constitutes assets of any employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement or (ii) the acquisition and holding of such Notes by us will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

5.      In the normal course of our business, we invest in or purchase securities similar to the Notes and we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of acquiring the Notes and we are aware that we (and any such investor account) may be required to bear the economic risk of an investment in the Notes for an indefinite period of time and we (and such investor account) are able to bear such risk for an indefinite period.

6.      We acknowledge that the Company, the Guarantors, the Trustee, the Security Registrar and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that if any of our acknowledgments, representations, warranties and agreements are no longer accurate, we shall promptly notify the Company and the Trustee.  If we are acquiring any Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole discretion with respect to each such investor account and that we have full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

7.      We agree to notify each of our subsequent transferees of Notes as to the foregoing acknowledgements, representations and agreements required to be made, or deemed to be made by them.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceeding or other inquiry with respect to matters covered hereby.

[TRANSFEREE]

By:
Name:
Title:

Dated:

Upon transfer, the Notes should be registered in the name of the new person as follows.

Name:

Address:

Taxpayer ID Number: